EXHIBIT 3.1

LABOPHARM INC.
(incorporated under Part IA of the Companies Act (Québec))
11,000,000 Common Shares
PURCHASE AGREEMENT
Dated: April 27, 2006

LABOPHARM INC.
(incorporated under Part IA of the Companies Act (Québec))
11,000,000 Common Shares
(Without Par Value)
PURCHASE AGREEMENT
April 27, 2006
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
BANC OF AMERICA SECURITIES LLC
as Representatives of the several Underwriters
c/o     Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated
          4 World Financial Center
          New York, New York 10080
Ladies and Gentlemen:
     Labopharm inc., a company incorporated under Part IA of the Companies Act (Québec) (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Banc of America Securities LLC (“Banc of America”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Banc of America are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares, without par value, of the Company (“Common Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,650,000 additional Common Shares to cover overallotments, if any. The aforesaid 11,000,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,650,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”
     The Company understands that the Underwriters propose to make a public offering of the Securities in the United States and in each of the provinces and territories of Canada upon the terms set forth in the U.S. Prospectus (as defined below) and the Canadian Prospectus (as defined below) as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Company has prepared and filed with the securities regulatory authorities (the “Qualifying Authorities”) in each of the provinces and territories of Canada (the “Qualifying Jurisdictions”) a preliminary short form base PREP prospectus dated April 18, 2006, relating to 10,000,000 Common Shares to be purchased by the Underwriters and all or any part of 1,500,000 Common Shares subject to the option described in Section 2(b) hereof (collectively, the “Preliminary Securities”) (in the

English and French languages, as applicable, the “Canadian Preliminary Prospectus”). The Company has selected the Autorité des Marchés Financiers (the “Reviewing Authority”) as its principal regulator in respect of the offering of the Securities. The Canadian Preliminary Prospectus has been filed with the Qualifying Authorities pursuant to National Instrument 44-101 - Short Form Prospectus Distributions, National Policy 43-201 — Mutual Reliance Review System for Prospectuses and Annual Information Forms and National Instrument 44-103 — Post-Receipt Pricing for the pricing of securities after the final receipt for a prospectus has been obtained (the “PREP Procedures”). The Reviewing Authority has issued a preliminary Mutual Reliance Review System (“MRRS”) decision document on behalf of itself and the Qualifying Authorities evidencing a receipt by each of the Qualifying Authorities for the Canadian Preliminary Prospectus. The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-10 (File No. 333-133351) covering the registration of the Preliminary Securities (the “First Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), including the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the “U.S. Preliminary Prospectus”).
     In addition, the Company (A) has prepared and filed (1) with the Qualifying Authorities, a final short form base PREP prospectus relating to the Preliminary Securities, including the documents incorporated by reference, dated April 27, 2006 (in the English and French languages, as applicable, the “Final PREP Prospectus”), which omits the PREP Information (as hereinafter defined) in accordance with the PREP Procedures and has obtained from the Reviewing Authority a final MRRS decision document dated April 27, 2006 for such Final PREP Prospectus evidencing receipts for the Final PREP Prospectus issued by each of the Qualifying Authorities and (2) with the Commission, an amendment to the First Registration Statement, including the Final PREP Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) omitting the PREP Information, and (B) will prepare and file, promptly, and in any event within 2 business days, after the execution and delivery of this Agreement, (1) with the Qualifying Authorities, in accordance with the PREP Procedures, a supplemented PREP prospectus covering the Securities setting forth the PREP Information (in the English and French languages, as applicable, the “Supplemental PREP Prospectus”), and (2) with the Commission, a registration statement on Form F-10 (File No. 333-     ) covering the registration of 1,000,000 additional Common Shares to be purchased by the Underwriters and all or any portion of the 150,000 Common Shares subject to the option described in Section 2(b) hereof (the “Second Registration Statement”) under the Securities Act, including the Supplemental PREP Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) in accordance with General Instruction II.L of Form F-10, the Supplemental PREP Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (such Supplemental PREP Prospectus being referred to herein as the “U.S. Supplemental Prospectus”). The information included in the Supplemental PREP Prospectus that is omitted from the Final PREP Prospectus for which a receipt has been obtained from the Reviewing Authority on behalf of the Qualifying Authorities and which is deemed under the PREP Procedures to be incorporated by reference into the Final PREP Prospectus as of the date of the Supplemental PREP Prospectus is referred to herein as the “PREP Information.”
     Each prospectus relating to the Preliminary Securities (A) used in the United States before the time the Second Registration Statement on Form F-10 became effective or (B) used in Canada (1) before a an MRRS decision document evidencing receipts for the Final PREP Prospectus had been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities or (2) after such MRRS decision document has been obtained and prior to the execution and delivery of this Agreement, in each case, including the documents incorporated by reference therein, that omits the PREP Information, is herein called a “preliminary prospectus.” The First Registration Statement, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time it became effective, and the Second Registration Statement, including the exhibits thereto and the documents incorporated by reference therein, at the time it became effective, are herein collectively called the “Registration Statements.” The prospectus included in the First Registration Statement at the time it became effective, including the documents incorporated by reference therein, is herein called the “U.S. Prospectus,” except that

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upon the effectiveness of the Second Registration Statement, the term “U.S. Prospectus” shall refer to the U.S. Supplemental Prospectus, including the documents incorporated by reference therein.
     The Final PREP Prospectus for which an MRRS decision document evidencing final receipts has been issued by the Reviewing Authority on behalf of the Qualifying Authorities, including the documents incorporated by reference therein, is herein referred to as the “Canadian Prospectus,” except that, when, after the execution of this Agreement, a Supplemental PREP Prospectus containing the PREP Information is thereafter filed with the Qualifying Authorities, the term “Canadian Prospectus” shall refer to such Supplemental PREP Prospectus, including the documents incorporated by reference therein. Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the securities laws of the Qualifying Jurisdictions prior to the Closing Time (as hereinafter defined) or, where such document is deemed to be incorporated by reference into the Final PREP Prospectus, prior to the expiry of the period of distribution of the Securities, is referred to herein collectively as the “Supplementary Material.”
     The Company understands that a portion of the Securities may be offered and sold in a public offering in the Qualifying Jurisdictions conducted through Merrill Lynch Canada Inc., an affiliate of Merrill Lynch, and Banc of America Securities Canada Co., an affiliate of Banc of America (the “Sub-underwriters”), pursuant to the Canadian Prospectus. Each of the Sub-underwriters, subject to the terms and conditions set forth herein, agrees and covenants with the Company to use reasonable efforts to sell the Securities in the Qualifying Jurisdictions. Any Securities so sold will be purchased by the Sub-underwriters from Merrill Lynch or Bank of America, as the case may be, at the Closing Time (as hereinafter defined) at a price equal to the purchase price as set forth in Schedule B hereto or such purchase price less an amount to be mutually agreed upon among the Sub-underwriters, Merrill Lynch and Banc of America, which amount shall not be greater than the underwriting commission as set forth in Schedule B hereto.
     The Company has also prepared and filed with the Commission appointments of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statements (the “Form F-X”).
     For purposes of this Agreement, all references to the Registration Statements, the U.S. Preliminary Prospectus, the U.S. Supplemental Prospectus or the U.S. Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). For purposes of this Agreement, all references to the Canadian Preliminary Prospectus, the Final PREP Prospectus, the Supplemental PREP Prospectus or the Canadian Prospectus or any amendment or supplement to any of the foregoing shall include the copy filed with the Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statements, the U.S. Preliminary Prospectus, the U.S. Supplemental Prospectus or the U.S. Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the general rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) to be a part of or included in the Registration Statements, the U.S. Preliminary Prospectus, the U.S. Supplemental Prospectus or the U.S. Prospectus, as the case may be.

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     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and each Sub-underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter and each Sub-underwriter, as follows:
     (i) Compliance with Registration Requirements. The Company is a reporting issuer (or equivalent thereof) in each Qualifying Jurisdiction and is not in default under the securities laws of any Qualifying Jurisdiction. The Company is qualified to file a prospectus in the form of a short form prospectus in each Qualifying Jurisdiction pursuant to the requirements of National Instrument 44-101 — Short Form Prospectus Distributions and is eligible to use the PREP Procedures. The Company meets the general eligibility requirements for use of Form F-10 under the 1933 Act. A MRRS decision document evidencing final receipts has been obtained from the Reviewing Authority on behalf of the Qualifying Authorities in respect of the Final PREP Prospectus, and no order suspending the distribution of or trading in the Securities has been issued by any of the Qualifying Authorities. Each Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statements has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the time the Registration Statements became effective under the 1933 Act and at all times subsequent thereto up to and including the Closing Time (as defined in Section 2(c)) (and, if any Option Securities are purchased, at the Date of Delivery (as defined in Section 2(b)): (A) the Canadian Prospectus complied and will comply in all material respects with the securities laws applicable in the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published policy statements (including, without limitation, the PREP Procedures) and applicable notices of securities regulatory authorities in such Qualifying Jurisdictions (“Canadian Securities Laws”); (B) the U.S. Prospectus conformed and will conform to the Canadian Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; (C) the Registration Statements and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (D) neither of the Registration Statements nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (E) each of the Canadian Prospectus, any Supplementary Material or any amendment or supplement thereto, together with each document incorporated therein by reference, constituted and will constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, taken as a whole, and does not and will not contain a misrepresentation, as defined under Canadian Securities Laws, and the Securities, and each of the U.S. Prospectus, the Canadian Prospectus and any Supplementary Material or any amendment or supplement thereto, together with each document incorporated therein by reference, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As of the Applicable Time (as defined below), neither (x) any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on

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Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 8:30 am (Eastern time) on April 28, 2006 or such other time as agreed by the Company and Merrill Lynch and Banc of America.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule D hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statements immediately prior to that time, including any document incorporated by reference therein.
     The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch and Banc of America as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statements, the U.S. Prospectus or the Canadian Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statements, the U.S. Prospectus, the Canadian Prospectus, any Supplementary Material or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter or Sub-underwriter through Merrill Lynch or Banc of America expressly for use therein.

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     Each preliminary prospectus (including the prospectus filed as part of the First Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each such prospectus and the U.S. Prospectus delivered to the Underwriters and the Sub-underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Each copy of the Preliminary Prospectus, the Final PREP Prospectus and the Supplemental PREP Prospectus provided to the Underwriters by the Company was, or will be, identical to the version thereof filed electronically by the Company with the Qualifying Authorities on SEDAR.
     At the time of filing each Registration Statement and at the date hereof, the Company was not, is not and will not be an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.
     (ii) Incorporation of Documents by Reference. Each document filed or to be filed with the Qualifying Authorities and incorporated or deemed to be incorporated by reference in the Canadian Prospectus complied or will comply when so filed and at the Closing Time (and, if any Option Securities are purchased, at any Date of Delivery) in all material respects with Canadian Securities Laws, and will not contain a misrepresentation as defined under Canadian Securities Laws, and none of such documents contained or will contain at the time of its filing any untrue statement of a material fact or omitted or will omit at the time of its filing to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.
     The documents incorporated or deemed to be incorporated by reference in the Registration Statements and the U.S. Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in the U.S. Prospectus, at the time the Registration Statements became effective, at the time the U.S. Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (iii) Independent Accountants. Ernst & Young LLP, who has audited the consolidated financial statements of the Company included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and are independent with respect to the Company within the meaning of the Sarbanes-Oxley Act (as hereinafter defined) for the periods required under the general instruction (III. B.) of Form F-10, the Companies Act (Québec) and applicable Canadian Securities Laws.
     (iv) Financial Statements. The Company’s consolidated financial statements included or incorporated by reference in the Registration Statements, the General Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, together with the related schedules and notes, present fairly the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of earnings (loss), shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Said financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”) applied on a consistent basis throughout the periods involved and have been reconciled to

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generally accepted accounting principles in the United States of America (“U.S. GAAP”) in accordance with Item 18 of Form 20-F under the 1934 Act. The supporting schedules, if any, present fairly in accordance with Canadian GAAP and as reconciled to U.S. GAAP the information required to be stated therein. The selected consolidated financial data, the summary consolidated financial data and all operating data included or incorporated by reference in the Registration Statements, the General Disclosure Package, the U.S. Prospectus and the Canadian Prospectus present fairly the information shown therein and the selected consolidated financial data and the summary consolidated financial data have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statements, the General Disclosure Package, the U.S. Prospectus and the Canadian Prospectus. All disclosures contained in the Registration Statements, the General Disclosure Package, the U.S. Prospectus or the Canadian Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
     (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statements, the General Disclosure Package, the U.S. Prospectus, the Canadian Prospectus or the Supplementary Material, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.
     (vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the Province of Québec and has all the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and the Canadian Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (vii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the 1934 Act) (each a “Subsidiary” and, collectively, the “Subsidiaries”) is listed on Schedule E to this Agreement. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and the Canadian Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares in the capital of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or

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equity; none of the outstanding shares in the capital of each of the Subsidiaries was issued in violation of preemptive or other similar rights of any shareholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule E to this Agreement.
     (viii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the U.S. Prospectus and the Canadian Prospectus under the caption “Description of Share Capital” and in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the U.S. Prospectus and the Canadian Prospectus or pursuant to the exercise of convertible securities or options referred to in the U.S. Prospectus and the Canadian Prospectus). All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all U.S. and Canadian securities laws; none of the outstanding shares in the capital of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, the Company does not have any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its share capital or any such options, rights, convertible securities or obligations. The description of the Company’s employee benefit plans, and the options or other rights granted thereunder, as set forth in the U.S. Prospectus and the Canadian Prospectus, accurately and fairly presents the information required to be disclosed with respect to such plans, options and rights. Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, to the knowledge of the Company, there are no agreements, arrangements or understandings among or between any shareholders of the Company with respect to the Company or the voting or disposition of the Company’s share capital that will survive the sale of the Securities pursuant to this Agreement.
     (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (x) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the U.S. Prospectus and the Canadian Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.
     (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the U.S. Prospectus and the Canadian Prospectus (including the issuance and sale of the Securities and the use of the proceeds

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from the sale of the Securities as described in the U.S. Prospectus and the Canadian Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
     (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statements, the U.S. Prospectus, the Canadian Prospectus or the Supplementary Material, or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statements, the U.S. Prospectus, the Canadian Prospectus or the Supplementary Material, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.
     (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statements, the U.S. Prospectus, the Canadian Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained or as may be required under Canadian Securities Laws.

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     (xvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xvii) Title to Property. The Company and its subsidiaries do not own real property. The Company and its subsidiaries have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the U.S. Prospectus and the Canadian Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the U.S. Prospectus and the Canadian Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xviii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the U.S. Prospectus and the Canadian Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xix) Environmental Laws. Except as described in the U.S. Prospectus and the Canadian Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

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     (xx) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statements or the Canadian Prospectus or otherwise registered by the Company under the 1933 Act or qualified for distribution under Canadian Securities Laws.
     (xxi) Disclosure Controls. The Company and its subsidiaries maintain disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the 1934 Act and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under Multilateral Instrument 52-109 — Certification of Disclosures in Issuer’s Annual and Interim Filings; such controls and procedures are effective to ensure that all material information concerning the Company and its subsidiaries is made known, on a timely basis, to the individuals responsible for the preparation of the Company’s filings with the Commission and the Qualifying Authorities, and the Company has delivered to counsel for the Underwriters copies of all descriptions of and all polices, manuals and other documents, if any, promulgating such disclosure controls and procedures.
     (xxii) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls, which together are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and as reconciled with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the U.S. Prospectus and the Canadian Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xxiii) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statements, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statements.
     (xxiv) Payment of Taxes. All United States federal and Canadian federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal and the Canadian federal income tax returns of the Company through the fiscal year ended December 31, 2005 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the

11

Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The statements set forth in the U.S. Prospectus and the Canadian Prospectus under the captions “Certain Material Income Tax Considerations — Certain Canadian Material Income Tax Considerations” and “Certain Material Income Tax Considerations — U.S. Federal Income Tax Considerations” insofar as they purport to describe the tax consequences to holders in respect of the payment of dividends and distributions, and withholding taxes, duties and other similar taxes, are a fair and accurate summary of such tax consequences.
     (xxv) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage, which it has sought or for which it has applied.
     (xxvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statements, the U.S. Prospectus or the Canadian Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent any such consent is required.
     (xxvii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the FCPA.
     (xxviii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xxix) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently

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subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xxx) Compliance with Laws. The Company and its subsidiaries, and to the Company’s knowledge, others who perform services on behalf of the Company or its subsidiaries in the performance of such services on behalf of the Company or its subsidiaries, have been and are in compliance with, and conduct their businesses in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Toronto Stock Exchange (the “TSX”), including without limitation all regulations promulgated by the U.S. Food and Drug Administration (the “FDA”) or any other U.S., Canadian and foreign federal, provincial, state, local agencies or bodies engaged in the regulation of clinical trials, pharmaceuticals, or biohazardous substances or materials, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice citing action or inaction by the Company or any of its subsidiaries, or others who perform services on behalf of the Company or its subsidiaries, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations, or standards; and to the knowledge of the Company, other than as set forth in the U.S. Prospectus and Canadian Prospectus, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.
     (xxxi) Director or Officer Loans. There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company or any of its subsidiaries, to or for the benefit of any of the officers or directors of the Company or any of their respective family members.
     (xxxii) Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Company, any of its subsidiaries, any of its affiliates (as such term is defined in Rule 405 of the 1933 Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the U.S. Prospectus and the Canadian Prospectus which have not been described as required.
     (xxxiii) Prospectus Statements. The statements set forth in the U.S. Prospectus and the Canadian Prospectus under the caption “Business” insofar as they purport to describe the provisions of the agreements referred to therein and under the caption “Business – Government Regulation” and “Business – Intellectual Property” insofar as they purport to describe the provisions of the laws and regulations referred to therein, are accurate descriptions or summaries in all material respects.
     (xxxiv) Material Agreements. Each of the collaboration, manufacturing, license, distribution, supply or other agreements material to the business of the Company and its subsidiaries has been accurately described in the U.S. Prospectus and the Canadian Prospectus (collectively, the “Material Agreements”). Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the

13

Material Agreements, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such Material Agreement.
     (xxxv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the U.S. Prospectus and the Canadian Prospectus, including without limitation, all such registrations, approvals, certificates, authorizations and permits required by the FDA or any other federal, provincial, state, local or foreign agencies or bodies engaged in the regulation of clinical trials, pharmaceuticals, or biohazardous substances or materials, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the requirements of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, suspension, modification, withdrawal, or termination of any such Governmental Licenses, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to the Company, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has reason to believe that any party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same in any material respect. Neither the Company nor any of its subsidiaries has failed to submit to the FDA an Investigational New Drug Application for a clinical trial it is conducting or sponsoring, except where such failure would not, singly or in the aggregate, have a Material Adverse Effect; all such submissions and any New Drug Application submission were in material compliance with applicable laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions, except any deficiencies which could not, singly or in the aggregate, have a Material Adverse Effect.
     (xxxvi) Tests and Preclinical and Clinical Studies. The Company and its subsidiaries have operated and currently are in compliance with all applicable laws, rules and regulations of the FDA, the Therapeutic Products Directorate (“TPD”), the European Medicines Agency (“EMEA”), the European Commission’s Enterprise Directorate General and the regulatory agencies within each Member State granting Marketing Authorization through the Mutual Recognition Procedure or any other federal, provincial, state, local or foreign governmental or quasi-governmental body exercising comparable authority, except where the failure to so operate or be in compliance would not have a Material Adverse Effect. The tests and preclinical and clinical studies conducted by the Company or any of its subsidiaries or, to the Company’s knowledge, on behalf of the Company or any of its subsidiaries pursuant to agreement with the Company or any of its subsidiaries, that are described in the U.S. Prospectus and the Canadian Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA, TPD, EMEA, European Commission’s Enterprise Directorate General or any other governmental or quasi-governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted

14

professional and scientific standards and principles, and all applicable laws and regulations; the descriptions of the tests and preclinical and clinical studies, and results thereof, conducted by or, to the Company’s knowledge, on behalf of the Company or any of its subsidiaries contained in the U.S. Prospectus and the Canadian Prospectus are accurate and complete in all material respects; neither the Company nor any of its subsidiaries is aware of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the U.S. Prospectus and the Canadian Prospectus; and neither the Company nor any of its subsidiaries has received any written notice or correspondence from the FDA, TPD, EMEA, European Commission’s Enterprise Directorate General or any foreign, state or local governmental or quasi-governmental body exercising comparable authority requiring the termination, suspension, material modification or clinical hold of any tests or preclinical or clinical studies, or such written notice or correspondence from any Institutional Review Board or comparable authority requiring the termination, suspension, material modification or clinical hold of a clinical study, conducted by or on behalf of the Company or any of its subsidiaries, which termination, suspension, material modification or clinical hold would reasonably be expected to have a Material Adverse Effect; and the Company has not received any written notices or correspondences from others concerning the termination, suspension, material modification or clinical hold of any tests or preclinical or clinical studies conducted by others on the existing products of the Company or the products described in the U.S. Prospectus and Canadian Prospectus as being under development, which termination, suspension, material modification or clinical hold would reasonably be expected to have a Material Adverse Effect.
     (xxxvii) Intellectual Property. Except as described in the U.S. Prospectus and the Canadian Prospectus, (a) the Company and its subsidiaries own, possess or have adequate rights to use the Company Intellectual Property (as defined below), (b) neither the Company nor any of its subsidiaries has received any notice or claim from any person alleging that, and neither is otherwise aware that, the conduct of the business of the Company and its subsidiaries, in the manner in which it has been conducted and is contemplated to be conducted, as described in the U.S. Prospectus and the Canadian Prospectus, constitutes or would constitute of any infringement of, misappropriation of, or conflict with, any Intellectual Property right of any third party, (c) no third party, including any academic or governmental organization, possesses or has the right to obtain rights to the Company Intellectual Property which, if exercised, could enable such party to develop products competitive with those of the Company or any of its subsidiaries, and (d) neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a material license, or provide other material consideration to any third party in connection with the Company Intellectual Property. For purposes of this Agreement, “Intellectual Property” means patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, and “Company Intellectual Property” means Intellectual Property that is necessary to carry on the business now operated and as planned to be operated by the Company and its subsidiaries as described in the U.S. Prospectus and the Canadian Prospectus. To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates the Company Intellectual Property owned by or licensed to the Company or any of its subsidiaries, except as described in the U.S. Prospectus and the Canadian Prospectus and except for such activities which, individually or in the aggregate, would not have a Material Adverse Effect. With respect to each material agreement governing all rights in and to any Company Intellectual Property licensed by or licensed to the Company or any of its subsidiaries, (i) such agreement is valid and binding and in full force and effect; (ii) neither the Company nor any of it subsidiaries has received any notice of termination or cancellation under such agreement, received any notice of breach or default under such agreement, which breach has not been cured, and granted to any third party any rights,

15

adverse or otherwise, under such agreement that would constitute a material breach of such agreement; and (iii) neither the Company or any of its subsidiaries or, to Company’s knowledge, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such agreement.
     (xxxviii) PTO Applications. The Company and its subsidiaries have properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all pending or issued patent applications owned by the Company (the “Company Patent Applications”), except for two (2) U.S. patent applications owned by it that have lapsed and for which the Company has filed with the PTO petitions to revive such applications. To the knowledge of the Company, the Company and its subsidiaries have complied with the PTO’s duty of candor and disclosure, have disclosed all material facts, printed publications and patent references to the PTO, and have made no material misrepresentation in the Company Patent Applications filed in the United States. To the knowledge of the Company, the Company and its subsidiaries have disclosed all material facts, printed publications and patent references to those patent offices so requiring and have made no material misrepresentation in the Company Patent Applications filed outside the United States. Neither the Company nor its subsidiaries has knowledge of any information which would preclude the patentability, validity or enforceability of any patents and patent applications in the Company Intellectual Property. Neither the Company nor its subsidiaries has knowledge of any information which would preclude the Company , its subsidiaries or, as applicable, its licensors from having clear title to the patents and patent applications in the Company Intellectual Property. Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, all assignments for all patents and/or patent applications in the Company Intellectual Property have been properly executed and recorded for each named inventor except to the extent that the failure to execute and record an assignment would not have a Material Adverse Effect.
     (xxxix) NASDAQ Listing; TSX Listing. The Common Shares have been approved for quotation on the NASDAQ National Market of the Nasdaq Stock Market, Inc. (the “Nasdaq National Market”). The Company has taken all necessary actions to ensure that, at such time as the Common Shares are quoted on the Nasdaq National Market, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect. The TSX has conditionally approved the listing of the Securities, subject to fulfilling all of the requirements of the TSX.
     (xl) NASD Matters; Affiliations. Neither the Company nor, to the Company’s knowledge, the Company’s officers, directors, shareholders or any of its affiliates (within the meaning of the National Association of Securities Dealers, Inc. (the “NASD”) Conduct Rule 2720(b)(1)(a)), directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(dd) of the By-laws of the NASD) of, any member firm of the NASD. The Company is not a related or connected issuer of any of the Underwriters or Sub-underwriters within the meaning of the Canadian Securities Laws.
     (xli) Foreign Status. The Company is a “foreign issuer” within the meaning of Rule 902(e) under the 1933 Act and there is no “substantial U.S. market interest” in its Common Shares within the meaning of Rule 902(j) under the 1933 Act.
     (xlii) Principal Shareholders. To the knowledge of the Company, none of the directors or executive officers or shareholders of the Company listed under “Principal Shareholders” in the

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U.S. Prospectus and the Canadian Prospectus is or has been during the past 10 years subject to prior criminal or bankruptcy proceedings in the United States, Canada or elsewhere.
     (xliii) Non-Arm’s Length Transactions. To the knowledge of the Company, except as disclosed in the U.S. Prospectus and the Canadian Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee or any other person not dealing at arm’s length with the Company or any such subsidiary which is required to be disclosed by applicable Canadian Securities Laws.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters and the Sub-underwriters shall be deemed a representation and warranty by the Company to each Underwriter and each Sub-underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,650,000 Common Shares at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fasken Martineau DuMoulin LLP, Stock Exchange Tower, Suite 3700, P.O. Box 242, 800 Place-Victoria, Montréal, Québec, Canada H4Z 1E9, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Montreal time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Montreal time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities

17

shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Payment to the Company with respect to the Securities the Underwriters have sold or expect to sell in the United States shall be made in U.S. dollars and payment to the Company with respect to Securities the Underwriters have sold or expect to sell in Canada shall be made in Canadian dollars, as set forth in Schedule B hereto. Each of Merrill Lynch and Banc of America, individually and not as representative of the Underwriters or the Sub-underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter or Sub-underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter or Sub-underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Boston time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
     (e) Sub-underwriter Notification. The Sub-underwriters shall notify Merrill Lynch and Banc of America at least 48 hours prior to the Closing Time (or Date of Delivery, as applicable) of the number of the Securities to be sold by the Sub-underwriters in the Qualifying Jurisdictions and, subject to the completion of the purchase of the Securities by Merrill Lynch and Banc of America hereunder, Merrill Lynch agrees to sell to Merrill Lynch Canada Inc. and Merrill Lynch Canada Inc. agree to purchase from Merrill Lynch, and Banc of America agrees to sell to Banc of America Securities Canada Co. and Banc of America Securities Canada Co. agrees to purchase from Banc of America , at a price equal to the purchase price set forth in Schedule B hereto or at such purchase price less an amount to be mutually agreed upon among the Sub-underwriters, Merrill Lynch and Banc of America, which amount shall not be greater than the underwriting commission as set forth in Schedule B hereto, such number of the Securities at the Closing Time (or Date of Delivery as applicable).
     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter and each Sub-underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of the PREP Procedures and General Instruction II.L. of Form F-10; and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statements shall have been filed with the Commission or shall have become effective, or any supplement to the U.S. Prospectus or the Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus or any Supplementary Material shall have been filed, (ii) of the receipt of any comment from any Qualifying Authority or the Commission, (iii) of any request by any Qualifying Authority to amend or supplement the Final PREP Prospectus or the Canadian Prospectus or any document incorporated by reference therein or for

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additional information or of any request by the Commission to amend the Registration Statements or to amend or supplement the U.S. Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statements, (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities, and (vi) of the issuance by any Qualifying Authority or any stock exchange of any order having the effect of ceasing or suspending the distribution of or trading in the Securities or the trading in any securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use or any such order ceasing or suspending the distribution of or trading in the Securities or the trading in any securities of the Company and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
     (b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statements, any amendment or supplement to the Final PREP Prospectus, or any amendment, supplement or revision to any of the prospectuses included in the Registration Statements at the time they became effective, the U.S. Supplemental Prospectus, the Supplemental PREP Prospectus or any Supplementary Material, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters and the Sub-underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters and the Sub-underwriters shall object.
     (c) Delivery of Filed Documents. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters and the Sub-underwriters, without charge, a copy of the Canadian Preliminary Prospectus (printed in English and French), the Final FREP Prospectus, the Canadian Prospectus, and any Supplementary Material, approved, signed and certified as required by Canadian Securities Laws and signed copies of the Registration Statements as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statements as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statements and each amendment thereto furnished to the Underwriters and the Sub-underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will also deliver to the Representatives and counsel for the Underwriters and the Sub-underwriters copies of all correspondence with the Qualifying Authorities relating to any proposed or requested exemptions from the requirements of applicable securities laws.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter and each Sub-underwriter, without charge, as many copies of each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus as such Underwriter and such Sub-underwriter have reasonably requested, and the

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Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and applicable Canadian Securities Laws. The Company will furnish to each Underwriter and each Sub-underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or 1934 Act and during the period when the Canadian Prospectus is required to be delivered under Canadian Securities Laws, such number of copies of the U.S. Prospectus and Canadian Prospectus (each as amended or supplemented) as such Underwriter and such Sub-underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the Underwriters and the Sub-underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Each of the English and French versions of the Canadian Prospectus furnished to the Underwriters and the Sub-underwriters will be identical to the corresponding versions thereof filed electronically by the Company with the Qualifying Authorities on SEDAR.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the Canadian Securities Laws so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the U.S. Prospectus and the Canadian Prospectus. If at any time when a prospectus is required by the 1933 Act or applicable Canadian Securities Laws to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters and the Sub-underwriters or for the Company, to amend the Registration Statements or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Prospectus or Canadian Prospectus contains full, true and plain disclosure of all material facts relating to the Company and the Securities and contains no misrepresentation, as defined under Canadian Securities Laws and will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statements or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the Canadian Securities Laws, the Company will promptly prepare and file with the Commission and the Qualifying Authorities, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statements or the U.S. Prospectus or the Canadian Prospectus comply with such requirements, and the Company will furnish to the Underwriters and the Sub-underwriters such number of copies of such amendment or supplement as the Underwriters and the Sub-underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statements relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and Banc of America and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of each Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

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     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its shareholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters and the Sub-underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the U.S. Prospectus and the Canadian Prospectus under “Use of Proceeds.”
     (i) Listing. The Company will use its best efforts to satisfy any requirements of the TSX to the listing of the Securities within the time specified by the TSX. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market.
     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the U.S. Prospectus and the Canadian Prospectus, the Company will not, without the prior written consent of Merrill Lynch and Banc of America, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Share or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act or file a prospectus under applicable Canadian Securities Laws with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the U.S. Prospectus and Canadian Prospectus, and (C) any Common Shares issued or options to purchase Common Shares granted pursuant to plans of the Company referred to in the U.S. Prospectus and the Canadian Prospectus for employees, officers and directors of and consultants to the Company. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (k) Reporting Requirements. The Company, during the period when the U.S. Prospectus or the Canadian Prospectus is required to be delivered under the 1933 Act or the 1934 Act or under applicable Canadian Securities Laws, will file all documents required to be filed with (i) the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder, and (ii) the Qualifying Authorities in accordance with applicable Canadian Securities Laws.
     (l) PREP Procedures. The Company will take such steps as it deems necessary to file the Supplemental PREP Prospectus with the Qualifying Authorities promptly and in any event within two business days of the execution and delivery of this Agreement and to ascertain promptly whether the U.S. Supplemental Prospectus transmitted for filing pursuant to General Instruction II.L. of Form F-10, to the extent applicable, was received for filing by the Commission and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing.

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     (m) Translation Opinions. The Company shall cause Fasken Martineau DuMoulin LLP to deliver to the Underwriters and the Sub-underwriters customary opinions, dated the date of the filing of the French language versions of each of the Final PREP Prospectus and the Supplemental PREP Prospectus, to the effect that the French language version of each such prospectus (other than the financial statements and other financial data contained therein) is in all material respects a complete and proper translation of the English language versions thereof. The Company shall cause Fasken Martineau DuMoulin LLP to deliver to the Underwriters and the Sub-underwriters similar opinions as to the French language translation of any information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters and the Sub-underwriters, prior to the filing thereof with the Qualifying Authorities.
     (n) Translation Opinions — Financial Statements. The Company shall cause Ernst & Young LLP to deliver to the Underwriters and the Sub-underwriters customary opinions, dated the date of the filing of the French language versions of each of the Final PREP Prospectus and the Supplemental PREP Prospectus, which when taken together are to the effect that the financial statements and other financial data contained in the French language version of each such prospectus, together with each document incorporated therein by reference, is in all material respects a complete and proper translation of the English language versions thereof. The Company shall cause Ernst & Young LLP to deliver to the Underwriters and the Sub-underwriters similar opinions as to the French language translation of any information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters and the Sub-underwriters, prior to the filing thereof with the Qualifying Authorities.
     (o) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each of the Underwriter and the Sub-underwriters represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (p) Passive Foreign Investment Corporation. On an annual basis, the Company shall make a determination as to whether it was a “passive foreign investment company” within the meaning of Section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”) for the preceding fiscal year, including any qualifications, and the Company shall promptly report such determination in the next filing of an annual report with the SEC. If requested by a shareholder, the Company shall provide such shareholder with the necessary information to make a “qualified electing fund” election as defined under the Code; provided, however, that nothing in this Section 4(p) shall be interpreted as an undertaking to qualify as a “passive foreign investment company.”
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, translation, printing and filing of the Registration Statements (including financial statements and exhibits and the Form F-X) as originally filed and of each amendment thereto, the preliminary prospectuses, the U.S. Prospectus, the Final PREP Prospectus, the Canadian Prospectus and any Supplementary Material and any amendments

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or supplements thereto, and the cost of printing and furnishing copies thereof to the Underwriters and the Sub-underwriters, (ii) the preparation, printing and delivery to the Underwriters and the Sub-underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters and the Sub-underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the Sub-underwriters, (iv) the fees and disbursements of the Company’s Canadian and U.S. counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters and the Sub-underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the U.S. Prospectus and the Canadian Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters and the Sub-underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters and the Sub-underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities, and (xi) the fees and expenses incurred in connection with the listing of the Securities on the TSX and the inclusion of the Securities in the Nasdaq National Market.
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses reasonably incurred, including the reasonable fees and disbursements of U.S. and Canadian counsel for the Underwriters and the Sub-underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statements. The Final PREP Prospectus has been filed with the Qualifying Authorities and a MRRS decision document has been issued by the Reviewing Authority on behalf of the Qualifying Authorities relating to the Final PREP Prospectus and each Registration Statement has become effective, and at the Closing Time no stop order suspending the effectiveness of either or both of the Registration Statements shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Securities or the trading in the Securities or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States, and any request on the part of any Qualifying Authority or the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Sub-underwriters. A Supplemental PREP Prospectus and a U.S.

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Supplemental Prospectus containing the PREP Information shall have been filed, respectively, with the Qualifying Authorities in accordance with the PREP Procedures and with the Commission in accordance with General Instruction II.L. of Form F-10.
     (b) Opinion of Canadian Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriters to the effect set forth in Exhibit A. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (c) Opinion of United States Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Goodwin Procter LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriters to the effect set forth in Exhibit B. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (d) Opinion of European Regulatory Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Beachcroft Wansbroughs (Beachcroft LLP after May 1, 2006), European regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriters to the effect set forth in Exhibit C.
     (e) Opinion of United States Regulatory Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Hyman, Phelps & McNamara P.C., United States regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriters to the effect set forth in Exhibit D.
     (f) Opinion of Canadian Patent Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Torys LLP, Canadian patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriters to the effect set forth in Exhibit E.
     (g) Opinion of United States Patent Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Goodwin Procter LLP, United States patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriters to the effect set forth in Exhibit F.
     (h) Opinion of European Patent Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Frohwitter, European patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriters to the effect set forth in Exhibit G.

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     (i) Opinion of Barbados Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cottle Catford & Co., Barbados counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriters to the effect set forth in Exhibit H.
     (j) Opinion of Cypriot Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Dr. K. Chrysostomides & Co., Cypriot counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriters to the effect set forth in Exhibit I.
     (k) Opinion of Irish Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Eugene F. Collins Solicitors, Irish counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters and the Sub-underwriters to the effect set forth in Exhibit J.
     (l) Opinion of Canadian Counsel for the Underwriters and Sub-underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of McCarthy Tétrault LLP, Canadian counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such letter for each of the Underwriters and Sub-underwriters, in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of Ontario, British Columbia, Alberta and Québec, and the federal laws of Canada applicable therein, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (m) Opinion of United States Counsel for the Underwriters and Sub-underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Wilmer Cutler Pickering Hale and Dorr LLP, United States counsel for the Underwriters and the Sub-underwriters, together with signed or reproduced copies of such letter for each of the Underwriters and Sub-underwriters, in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (n) Translation Opinion — Financial Statements. At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Ernst & Young LLP, together with signed or reproduced copies of such letter for each of the Underwriters and the Sub-underwriters, with respect to the translation in French of the Financial Statements and other financial information contained in any Supplementary Material in a customary form and substance satisfactory to the Representatives.
     (o) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the U.S. Prospectus, the Canadian Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the

25

Representatives shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statements has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) no order having the effect of ceasing or suspending the distribution of the Securities or the trading in the Securities or any other securities of the Company has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by any Qualifying Authorities in Canada.
     (p) Accountant’s Comfort Letters.
     (i) At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters and the Sub-underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to U.S. and Canadian underwriters with respect to the financial statements and certain financial information relating to the Company and its subsidiaries contained in the First Registration Statement, the U.S. Prospectus and the Final PREP Prospectus.
     (ii) At the time of the filing of the U.S. Supplemental Prospectus and the Supplemental PREP Prospectus with the Commission and the Qualifying Authorities, respectively, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters and the Sub-underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to U.S. and Canadian underwriters with respect to the financial statements and certain financial information relating to the Company and its subsidiaries contained in the Registration Statements, the U.S. Prospectus and the Canadian Prospectus.
     (q) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the “specified date” referred to shall be a date not more than three business days prior to Closing Time.
     (r) Approval of Listing. At Closing Time, the Securities shall have been conditionally approved for listing on the TSX, subject only to satisfaction of customary listing conditions on or before July 19, 2006. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.
     (s) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (t) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit K hereto signed by the persons listed on Schedule F hereto.
     (u) Conditions to Purchase of Option Securities. In the event that the Underwriters and the Sub-underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.
     (ii) Opinion of Canadian Counsel for Company. The favorable opinion of Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, in form and substance

26

satisfactory to counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
     (iii) Opinion of United States Counsel for Company. The favorable opinion of Goodwin Procter LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
     (iv) Opinion of European Regulatory Counsel for Company. The favorable opinion of Beachcroft Wansbroughs (Beachcroft LLP after May 1, 2006), European regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
     (v) Opinion of United States Regulatory Counsel for Company. The favorable opinion of Hyman Phelps McNamara P.C., United States regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.
     (vi) Opinion of Canadian Patent Counsel for Company. The favorable opinion of Torys LLP, Canadian patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.
     (vi) Opinion of United States Patent Counsel for Company. The favorable opinion of Goodwin Procter LLP, United States patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.
     (vi) Opinion of European Patent Counsel for Company. The favorable opinion of Frohwitter, European patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.
     (vii) Opinion of Barbados Counsel for Company. The favorable opinion of Cottle Catford & Co., Barbados counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.
     (viii) Opinion of Cypriot Counsel for Company. The favorable opinion of Dr. K. Chrysostomides & Co., Cypriot counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to

27

the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(j) hereof.
     (ix) Opinion of Irish Counsel for Company. The favorable opinion of Eugene F. Collins Solicitors, Irish counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(k) hereof.
     (x) Opinion of Canadian Counsel for the Underwriters and Sub-underwriters. The favorable opinion of McCarthy Tétrault LLP, counsel for the Underwriters and the Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(l) hereof.
     (xi) Opinion of United States Counsel for the Underwriters and Sub-underwriters. The favorable opinion of Wilmer Cutler Pickering Hale and Dorr LLP, United States counsel for the Underwriters and Sub-underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(m) hereof.
     (xii) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.
     (v) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters and the Sub-underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters and the Sub-underwriters.
     (w) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters and Sub-underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters and Sub-underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each Sub-underwriter and their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), their respective selling agents and each person, if any, who controls any Underwriter or Sub-underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

28

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements (or any amendment thereto), including the PREP Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any misrepresentation, as defined under Canadian Securities Laws, contained therein;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of Canadian and U.S. counsel chosen by Merrill Lynch and Banc of America), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter or Sub-underwriter through Merrill Lynch or Banc of America, which information relates solely to the Underwriters or the Sub-underwriters and is intended expressly for use in the Registration Statements (or any amendment thereto), including the PREP Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the U.S. Prospectus or the Canadian Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of Company, Directors and Officer. Each Underwriter and each Sub-underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statements or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statements (or any amendment thereto), including the PREP Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter or Sub-underwriter through Merrill Lynch and Banc of America expressly for use therein.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in

29

respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Banc of America, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters and the Sub-underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters and the Sub-underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company on the one hand and the Underwriters and the Sub-underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the U.S. Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the U.S. Prospectus.

30

     The relative fault of the Company on the one hand and the Underwriters and the Sub-underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the Sub-underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Underwriters and the Sub-underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters and the Sub-underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter and no Sub-underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter or Sub-underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter or a Sub-underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s and each Sub-underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter and such Sub-underwriter, and each director of the Company, each officer of the Company who signed the Registration Statements or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. Each Sub-underwriter’s obligation to contribute pursuant to this Section 7 is in proportion to the number of Initial Securities it purchased from Merrill Lynch or Banc of America, as applicable.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or Sub-underwriter or their respective Affiliates or selling agents, any person controlling any Underwriter or Sub-underwriter, their respective officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.

31

     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, the Canadian Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Canada, or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in the United States, Canadian or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, any Qualifying Authority, any other securities commission or securities regulatory authority in Canada or the TSX or the Nasdaq National Market, or if trading generally on the TSX, the American Stock Exchange, the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, any Qualifying Authority, any other securities commission or securities regulatory authority in Canada, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either United States federal, New York state or Canadian federal authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or Sub-underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or Sub-underwriters.

32

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statements, U.S. Prospectus or Canadian Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation Systems (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Securities, that may be instituted in any U.S. federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan, the City of New York, New York, in any suit or proceeding arising out of or related to this Agreement, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to CT Corporation Systems at 111 8th Avenue, 13th Floor, New York, New York 10011), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Securities shall be outstanding. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.
     SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed United States federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed United States federal income tax treatment of the transactions contemplated hereby.
     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Lisa Carnoy, Co-Head of Equity Capital Markets, Americas, Managing Director, with a copy to McCarthy Tétrault LLP, Suite 2500, 1000 de La Gauchetière Street West, Montréal, Québec, Canada H3B 0A2, attention of Clemens Mayr and to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, attention of David E.

33

Redlick; and notices to the Company shall be directed to it at Labopharm inc., 480 Armand-Frappier Blvd., Laval, Québec, Canada H7V 4B4, attention of Warren Whitehead, Chief Financial Officer, with a copy to Fasken Martineau DuMoulin LLP, Stock Exchange Tower, Suite 3700, P.O. Box 242, 800 Place-Victoria, Montréal, Québec, Canada H4Z 1E9, attention of Louis-François Hogue and to Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, attention of Lawrence S. Wittenberg.
     SECTION 14. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters and Sub-underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each of the Underwriters and the Sub-underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) no Underwriter or Sub-underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter or Sub-underwriter has advised or is currently advising the Company on other matters) and no Underwriter or Sub-underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters, the Sub-underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters and the Sub-underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Sub-underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Sub-underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Sub-underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter or Sub-underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

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     SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 20. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States or Canadian dollars, the Company will indemnify each Underwriter and each Sub-underwriter against any loss incurred by such Underwriter or such Sub-underwriter as a result of any variation as between (i) the rate of exchange at which the United States or Canadian dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter or a Sub-underwriter is able to purchase United States or Canadian dollars with the amount of Judgment Currency actually received by such Underwriter or such Sub-underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States or Canadian dollars.

35

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Sub-underwriters and the Company in accordance with its terms.

Very truly yours,

LABOPHARM, INC.

By

Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
BANC OF AMERICA SECURITIES LLC

and

MERRILL LYNCH CANADA INC.
BANC OF AMERICA SECURITIES CANADA CO.
as Sub-underwriters

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

By: BANC OF AMERICA SECURITIES LLC

By
Authorized Signatory
For themselves and as Representatives of the other Underwriters named in Schedule A hereto and the Sub-underwriters.

36

SCHEDULE A

Number of
Name of Underwriter	Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,400,000
Banc of America Securities LLC	3,850,000
Canaccord Capital Corporation	1,375,000
Leerink Swann & Co., Inc	825,000
Dundee Securities Corporation	275,000
Orion Securities Inc	137,500
Westwind Partners Inc	137,500

Total	11,000,000

Sch A-1

SCHEDULE B
LABOPHARM INC.
11,000,000 Common Shares
(Without Par Value)
1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be Cdn$8.99 for Securities initially offered in Canada or US$8.00 (based on the equivalent of the Canadian dollar price per share based on the noon buying rate in The City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York (the “Noon Buying Rate”) on the date hereof) for Securities initially offered in the United States.
2. The purchase price per share for the Securities sold or expected to be sold in Canada to be paid by the several Underwriters shall be Cdn$8.4508, being an amount equal to the public offering price set forth above less Cdn$0.5392 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The purchase price per share for the Securities sold or expected to be sold in the United States to be paid by the several Underwriters shall be US$7.52, being an amount equal to the offering price in the United States set forth above less US$0.48 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C

Price per share:	Cdn$8.99 US$8.00

Offering size:	11,000,000 shares or 12,650,000 shares if the Underwriters exercise their over-allotment option in full

Sch C-1

SCHEDULE D
None

Sch D-1

SCHEDULE E
List of Subsidiaries
Labopharm Europe Limited
Labopharm (Barbados) Ltd.
Labopharm Cyprus Limited
Labopharm USA, Inc.

Sch E-1

SCHEDULE F
James R. Howard-Tripp
Allan Mandelzys
Sylvie Bouchard
Lynda Covello
Richard J. MacKay
Warren Whitehead
Anthony C. Playle
Frédéric Porte
Damon Smith
James S. Scibetta
Jacques L. Roy
Santo J. Costa
Robert Raich
Fonds de solidarité des travailleurs du Québec

Sch F-1

Exhibit A
FORM OF OPINION OF COMPANY’S CANADIAN COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)
●, 2006

Labopharm Inc. 480 Armand-Frappier Laval, QC H7V 4B4	Canaccord Capital Corporation P.O. Box 516 Suite 3000, 161 Bay Street Toronto, ON M5J 2S1

McCarthy Tétrault llp Suite 2500 1000 de la Gauchetière Street West Montréal, QC H3B 0A2	Leerink Swann & Co. 590 Madison Avenue 31st Floor New York, NY, USA 10022

Merril Lynch & co. Merrill Lynch, Pierce, Fenner & Smith Incorporated 250 Vesey Street 4 World Financial Center New York, NY, USA 10080	Dundee Securities Corporation 20 Queen St. West Suite 400 Toronto, ON M5H 3R3

Banc of America Securities llc 9 West 57th Street, 47th floor New York, NY, USA 10019	Orion Securities Inc. BCE Place 181 Bay Street, Suite 3100 Toronto, ON M5J 2T3

Westwind Partners Inc. 70 York Street, 10th Floor Suite 400 Toronto, ON M5J 1S9
Dear Sirs, Mesdames:

Re:	Labopharm Inc. Public offering of Common Shares pursuant to a Short Form Supplemented PREP Prospectus dated April 28, 2006
We have acted as legal counsel to Labopharm Inc. (the “Company”) in connection with the public offering of ● common shares of share capital of the Company (the “Common Shares”) to be issued and sold by the Company to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Canaccord Capital Corporation, Leerink Swann & Co., Inc., Dundee Securities Corporation, Orion Securities Inc. and Westwind Partners Inc. (collectively the “Underwriters”), at a price of Cdn$8,99 per Common Share, as well as an over-allotment option granted by the Company to the Underwriters (the “Over-Allotment Option”), exercisable at any time until 30 days following the date of closing, to purchase, at the offering price, up to an additional ● Common Shares (the “Optioned Shares”) (the Common Shares and the Optioned Shares hereinafter collectively referred to as the “Offered Shares”), the whole pursuant to a purchase agreement dated April 27, 2006 between the Company and the Underwriters (the “Purchase Agreement”).
In connection therewith, we have considered such documents, including the preliminary short form base PREP prospectus dated April 18, 2006 (the “Preliminary Prospectus”), the final short form base PREP prospectus dated April 27, 2006 (the “Final PREP Prospectus”), the supplemented PREP prospectus dated April 28, 2006 (the “Supplemented PREP Prospectus” or, upon filing, the “Canadian Prospectus”) and the Purchase Agreement and such information and questions of law as we have considered necessary or appropriate for the basis of the opinions hereinafter expressed. We have also relied, as to certain matters of fact, on information obtained from public officials, officers of the Company and other resources believed by us to be responsible.
In our examination of such documents and information, we have assumed the capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals of such documents and the conformity to original documents of all documents submitted to us as copies, certified copies or facsimiles thereof. Moreover, we have assumed that the minute books of the Company reviewed by us are complete and accurate in all respects.
Except as specifically stated herein, all terms used herein which are defined in the Purchase Agreement are used herein with the meanings therein defined.
Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:
1.	The Company has been incorporated and is validly existing as a corporation under the laws of the Province of Québec. The Company is registered under An Act respecting the legal publicity of sole proprietorships, partnerships and legal persons (Quebec) and is not in default to file an annual declaration pursuant thereto.

2.	The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Canadian Prospectus and to enter into and perform its obligations under the Purchase Agreement.

3.	The Company is duly qualified to carry on business as an extra-provincial corporation in each of the provinces of Canada where it carries on business and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

4.	The authorized, issued and outstanding share capital of the Company conform to the descriptions thereof set forth in the Canadian Prospectus. All of the outstanding Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and, to our best knowledge, have been issued in compliance with the registration and qualification requirements of Canadian Securities Laws.

5.	The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

6.	No shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the charter or by-laws of the Company or the Companies Act of Québec.

7.	The Purchase Agreement has been duly authorized, executed and delivered by the Company.

8.	The form of certificate representing the Securities has been duly approved and adopted by the Company and complies with the provisions of the Companies Act (Quebec), the charter and by-laws of the Company and the requirements of the Toronto Stock Exchange.

9.	To our best knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Canadian Prospectus, other than those disclosed therein.

10.	The statements in the Canadian Prospectus under the captions “Our Business – Legal Proceedings”, “Related Party Transactions”, “Description of Share Capital”, “Certain Material Income Tax Considerations – Certain Canadian Material Income Tax Considerations”, “Eligibility for Investment” and “Purchasers’ Statutory Rights”, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s charter or by-law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

11.	The filing of the Registration Statements, the U.S. Preliminary Prospectus and the U.S. Supplemented Prospectus with the Commission and the filing of the Canadian Prospectus with the Qualifying Authorities, in each case, have been duly authorized by and on behalf of the Company; and the Registration Statements and the Canadian Prospectus have been duly executed pursuant to such authorization by and on behalf of the Company.

12.	No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency in Canada, is required for the Company’s execution, delivery and performance of the Purchase Agreement and consummation of the transactions contemplated thereby and by the Canadian Prospectus, except as required under applicable Canadian Securities Laws.

13.	The execution and delivery of the Purchase Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company; (iii) will not constitute a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material Agreements and Instruments identified in Schedule A of this opinion; or (iv) to our best knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree in Canada applicable to the Company.

14.	Except as disclosed in the Canadian Prospectus, to our best knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Canadian Prospectus or included in the offering contemplated by the Purchase Agreement, except for such rights as have been duly waived.

15.	The Company is eligible to use the PREP Procedures and meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 Short Form Prospectus Distributions; the Canadian Prospectus including the documents incorporated by reference therein, and each amendment or supplement to the Canadian Prospectus, as of its issue date (other than the financial statements included or incorporated by reference therein, as to which no opinion need be rendered) complies as to form in all material respects with the applicable requirements of Canadian Securities Laws, including the PREP Procedures, as interpreted by the Qualifying Authorities.

16.	Each document filed pursuant to Canadian Securities Laws (other than the financial statements included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated by reference in the Canadian Prospectus complied when so filed as to form in all material respects with Canadian Securities Law.

17.	An MRRS Decision Document for the Final PREP Prospectus has been obtained from the Reviewing Authority on its own behalf and on behalf of the Qualifying Authorities and the Reviewing Authority has not revoked such MRRS Decision Document; there are no other documents, reports or other information that in accordance with the requirements of the Qualifying Authorities must be filed or made publicly available in connection with the offering of the Securities; and to our best knowledge, no order having the effect of ceasing or suspending the distribution of the Securities has been issued by any Qualifying Authorities and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened.

18.	The Supplemented PREP Prospectus has been filed with the Qualifying Authorities in the manner and within the time period required by the PREP Procedures.

19.	The Company is a reporting issuer in the Province of Québec and those Qualifying Jurisdictions where the concept of a reporting issuer exists and is not on the list of defaulting issuers maintained by the Reviewing Authority or the relevant Qualifying Authority.

20.	The Company has the corporate power to submit to the jurisdiction of the courts of the State of New York or the courts of the United States having jurisdiction in the State of New York in respect of any legal actions or proceedings arising out of the Purchase Agreement.

21.	A court of competent jurisdiction in the Province of Québec would uphold the choice of the law of the State of New York (“New York Law”) as the law governing the Purchase Agreement as a valid choice of law, provided that the outcome of the application of the provisions of New York Law sought to be applied is not manifestly inconsistent with public order, as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Québec and provided that there are no rules of law in force in Quebec which are applicable by reason of their particular object. We are not aware of any reason under the laws of the Province of Québec and the laws of Canada applicable therein for avoiding the choice of New York Law to govern the Purchase Agreement. In a motion to enforce a final and conclusive judgment in personam of any federal or state court in the State of New York (a “New York Court”) that is not impeachable as void or voidable under New York law, a court of competent jurisdiction in the Province of Québec would give effect to the appointment by the Company of CT Corporation System as its agent to receive service of process in the United States under the Registration Statement and the Purchase Agreement and to the provisions in the Purchase Agreement whereby the Company submits to the non-exclusive jurisdiction of a New York Court, assuming that the appointment of the agent for service of process and the submission to jurisdiction are valid under New York law.

22.	If the Purchase Agreement is sought to be enforced in the Province of Québec in accordance with the laws applicable thereto as chosen by the parties, namely New York Law, a court of competent jurisdiction in the Province of Québec would, subject to the preceding paragraph, give effect to the choice of New York Law, and upon appropriate evidence as to such law being adduced, would apply such law, provided that the application of the provisions of the Purchase Agreement, or of applicable New York Law is not manifestly inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Québec and is not contrary to any rule of law in force in the Province of Québec which is applicable by reason of its particular object; provided that the provisions of the laws of the State of New York of a fiscal, expropriatory or penal nature will not be applied; and provided that, in matters of procedure, the laws of the Province of Québec will be applied, and provided that a court of competent jurisdiction in the Province of Québec will retain discretion to decline to hear such action if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere.

23.	We are not aware of any reason under the laws of the Province of Québec or the laws of Canada applicable therein for avoiding enforcement of the Purchase Agreement based on public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Québec or based on any rule of law in force in the Province of Québec which is applicable by reason of its particular object (other than the enforcement of the indemnity and contribution provisions of the Purchase Agreement, as to which we need express no opinion).

24.	The laws of the Province of Québec and the laws of Canada applicable therein permit a motion to be brought in a court of competent jurisdiction in the Province of Québec to enforce a final, conclusive and enforceable judgment in personam for a sum certain rendered by a New York Court respecting the enforcement of the Purchase Agreement if the judgment is neither subject to ordinary remedy (such as appeal and judicial review) nor impeachable as void or voidable under the internal laws of the State of New York unless:
(a)	the New York Court rendering such judgment does not have jurisdiction over the judgment debtor (although submission by the Company to the jurisdiction of the New York Courts and election of domicile in New York will be sufficient for that purpose);

(b)	such judgment was rendered in contravention of the fundamental principles of procedure;

(c)	there were proceedings pending in the Province of Québec or judgment was rendered in the Province of Québec or in a third country meeting the necessary conditions for recognition in the Province of Québec between the same parties, based on the same facts and having the same object;

(d)	the outcome of such judgment is manifestly inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Québec;

(e)	such judgment enforces obligations arising from the taxation laws of a foreign country, unless there is reciprocity, or arising from other laws of a public nature, such as penal or expropriation laws;

(f)	the action to enforce such judgment is not commenced in the Province of Québec within the applicable prescriptive period; or

(g)	the foreign judgment is contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments (as defined therein).
If the judgment of the New York Court is rendered by default, the plaintiff must prove that the act of procedure initiating the proceedings was duly served on the defendant (in accordance with the laws of the place where such judgment was rendered, i.e. New York Law), and a court of competent jurisdiction in the Province of Québec may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn of the act of procedure or it was not given sufficient time to offer its defense.

In any such motion brought before a court of competent jurisdiction in the Province of Québec, the court will confine itself to verifying whether the judgment of the New York Court meets the foregoing requirements without entering into any examination of the merits of the judgment.

Under the Currency Act (Canada), a court of competent jurisdiction in the Province of Québec may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a court of competent jurisdiction in the Province of Québec will render its decision in the Canadian currency equivalent of such foreign currency calculated at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered.

We are not aware of any reasons under the present laws of the Province of Québec and the laws of Canada applicable therein for avoiding recognition of judgments of a New York Court under the Purchase Agreement based upon public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Québec, provided that no opinion is expressed with respect to the enforcement of any judgment premised on the indemnity and contribution provisions of the Purchase Agreement.

25.	No goods and services tax under the federal laws of Canada will be payable by the Company in respect of any consideration received by an Underwriter for the performance of its services as contemplated by this Agreement, provided that such consideration is in respect of services performed by an Underwriter wholly outside of Canada.

26.	The laws of the Province of Québec relating to the use of the French language (other than verbal communications) have been complied with in connection with the sale of Securities of the Company to purchasers in the Province of Québec if such purchasers have received a copy of the Canadian Prospectus and forms of order and confirmation in the French language (on the assumption that the Canadian Prospectus together with the forms of order and confirmation constitute the entire contract for the purchase of such Securities), provided that the Canadian Prospectus and forms of order and confirmation in the English language may be delivered without delivery of the French language versions thereof to purchasers in the Province of Québec who have expressly requested the same in writing.

27.	The French language version of each of the Canadian Preliminary Prospectus, the Final PREP Prospectus, and the Supplemented PREP Prospectus are in all material respects complete and proper translations of the English language versions thereof and that the English and French language versions are not susceptible of any materially different interpretation with respect to any material contained therein (other than the financial statements included or incorporated by reference therein, as to which no opinion need to be rendered).

28.	National Bank Trust has been duly appointed as the registrar and transfer agent in Canada and Computershare Trust Company, Inc. has been duly appointed as the co-transfer agent in the United States in respect of the Common Shares.

29.	The Securities have been conditionally approved for listing on the Toronto Stock Exchange.

30.	To our best knowledge, the Company is not in violation of its charter or by laws or any law, administrative regulation or administrative or court decree in Canada applicable to the Company or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Agreements and Instruments identified on Schedule A of this opinion, except in each such case for such violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Effect.

31.	No stamp duty, registration or documentary taxes, duties or similar charges are payable under the laws of the Province of Québec or the federal laws of Canada applicable therein in connection with the creation, issuance and delivery to the Underwriters of the Securities, the resale and delivery of such Securities by the Underwriters in the United States or the Qualifying Jurisdictions, or the authorization, execution and delivery of the Purchase Agreement. Except as disclosed in the Canadian Prospectus, under current Canadian federal or provincial laws and regulations, all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars or Canadian Dollars that may be converted into foreign currency and freely transferred out of Canada and all such payments made to holders thereof or therein who are non-residents of Canada will not be subject to income, withholding or other taxes under Canadian federal or Québec provincial laws and regulations thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada and without the necessity of obtaining any Canadian federal or Québec provincial governmental authorization.
Any reference to “our best knowledge” refers solely to the actual knowledge of each of the lawyers’ of our firm who actively participated in the preparation of the Canadian Prospectus, after consultation with such other lawyers of our firm who have rendered legal services to the Company as each such lawyers considered appropriate.
The opinions expressed herein, other than those expressed in paragraphs 17 and 19, are limited to the laws of the province of Québec and the federal laws of Canada applicable therein, as such laws exist and are construed as at the date hereof, and the opinions expressed in paragraphs 17 and 19 are limited to the laws of the Qualifying Jurisdictions and the federal laws of Canada applicable therein, as of the date hereof. With respect to the opinions expressed in paragraphs 17 and 19 relating to matters governed by the laws of jurisdictions other than the provinces of British Columbia, Alberta, Ontario and Québec, we have relied exclusively upon the opinion of MacPherson Leslie & Tyerman LLP for Saskatchewan, Aikins, Macaulay, & Thorvaldson LLP for Manitoba and Stewart McKelvey Stirling Scales LLP for New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador (collectively, the “Local Counsel Opinions”), each of even date herewith addressed to you as well as to us, a copy of the said opinions having been delivered to you. To the extent that the Local Counsel Opinions are stated to be based on any assumption or to be given in reliance on the certificate or other document or to be subject to any limitations, qualifications or exceptions, the opinions expressed herein in reliance of such opinion are based on the same assumptions or given in reliance on the same certificates or documents and are subject to the same limitations, qualifications or exceptions.
This opinion is furnished by us as counsel to the Company pursuant to the Purchase Agreement and is solely for the benefit of the aforementioned addressees and may not be relied upon by, and may not be distributed to, and other person or for any other purpose without our prior written consent, it being understood that Wilmer Cutler Pickering Hale and Dorr LLP and McCarthy Tétrault LLP may rely on this opinion for the purpose of rendering their legal opinion pursuant to the Purchase Agreement.
Yours truly,

SCHEDULE A
MATERIAL AGREEMENTS AND INSTRUMENTS

●, 2006

Merrill Lynch & co.	Canaccord Capital Corporation
Merrill Lynch, Pierce, Fenner & Smith	P.O. Box 516
Incorporated	Suite 3000, 161 Bay Street
250 Vesey Street	Toronto, ON M5J 2S1
4 World Financial Center
New York, NY, USA 10080
Banc of America Securities llc	Leerink Swann & Co.
9 West 57th Street, 47th floor	590 Madison Avenue
New York, NY, USA 10019	31st Floor
New York, NY, USA 10022
Dundee Securities Corporation
20 Queen St. West
Suite 400
Toronto, ON M5H 3R3
Orion Securities Inc.
BCE Place
181 Bay Street, Suite 3100
Toronto, ON M5J 2T3
Westwind Partners Inc.
70 York Street, 10th Floor
Suite 400
Toronto, ON M5J 1S9
Dear Sirs, Mesdames:

Re:	Labopharm Inc. Public offering of Common Shares pursuant to a Short Form Supplemented PREP Prospectus dated April 28, 2006
     We have acted as legal counsel to Labopharm Inc. (the “Company”) in connection with the public offering of ● common shares of share capital of the Company (the “Common Shares”) to be issued and sold by the Company to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Canaccord Capital Corporation, Leerink Swann & Co., Inc., Dundee Securities Corporation, Orion Securities Inc. and Westwind Partners Inc. (collectively the “Underwriters”), at a price of ● per Common Share, as well as an over-allotment option granted by the Company to the Underwriters (the “Over-Allotment Option”), exercisable at any time until 30 days following the date of closing, to purchase, at the offering price, up to an additional ● Common Shares (the “Optioned Shares”) (the Common Shares and the Optioned Shares hereinafter collectively referred to as the “Offered Shares”), the whole pursuant to a purchase agreement dated April 27, 2006 between the Company and the Underwriters (the “Purchase Agreement”).

In connection therewith, we have considered such documents, including the preliminary short form base PREP prospectus dated April 18, 2006 (the “Preliminary Prospectus”), the final short form base PREP prospectus dated April 27, 2006 (the “Final PREP Prospectus”), the supplemented PREP prospectus dated April 28, 2006 (the “Supplemented PREP Prospectus” or, upon filing, the “Canadian Prospectus”) and the Purchase Agreement and such information and questions of law as we have considered necessary or appropriate for the basis of the opinions hereinafter expressed. We have also relied, as to certain matters of fact, on information obtained from public officials, officers of the Company and other resources believed by us to be responsible.
In our examination of such documents and information, we have assumed the capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals of such documents and the conformity to original documents of all documents submitted to us as copies, certified copies or facsimiles thereof. Moreover, we have assumed that the minute books of the Company reviewed by us are complete and accurate in all respects.
Capitalized terms that are defined in the Purchase Agreement and not otherwise defined in this letter are used in this opinion letter as they are defined in the Purchase Agreement.
Reference is made to the Canadian Prospectus and to the Final PREP Prospectus immediately prior to 8:30 am (Eastern time) on April 28, 2006 (the “Applicable Time”).
As Canadian counsel to the Company, we reviewed the Canadian Prospectus, and participated in discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its independent public accountants, at which the contents of the Canadian Prospectus was discussed. Between the Applicable Time and the time of the delivery of this letter, we participated in further discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its accountants, and we reviewed certain certificates of officers of the Company and public officials and letters from the Company’s independent public accountants delivered to you today.
The purpose of our engagement was not to establish or to confirm factual matters set forth in the Canadian Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Canadian Prospectus. Moreover, many of the determinations required to be made in the preparation of the Canadian Prospectus involves matters of a non-legal nature.
Subject to the foregoing, we confirm to you that: (i) on the basis of the information that we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (a) the Canadian Prospectus, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) the Final PREP Prospectus, as supplemented by the PREP Information, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) nothing came to our attention in the course of the procedures described in the second sentence of the sixth paragraph of this letter that caused us to believe that the Canadian Prospectus, as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Canadian Prospectus, and we do not express any belief as to the financial statements and related notes, financial statement schedules or financial, statistical (but only to the extent such statistical data are derived from financial data) or accounting data contained in the Canadian Prospectus, nor do we express any belief as to any statements as to regulatory matters included in the

Regulatory Portion (as defined in Exhibit C and Exhibit D to the Purchase Agreement) of the Canadian Prospectus. In the first two sentences of this paragraph, “attention” refers to the actual knowledge of each of the lawyers of our firm who actively participated in the preparation of the Canadian Prospectus, after consultation with such other lawyers of our firm who have rendered legal services to the Company as each such lawyers considered appropriate; and “believe” refers to the actual, subjective, good faith belief of each of those lawyers.
We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Purchase Agreement.
This letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the issuance to you of the Common Shares, and it may not be relied on for any other purpose by you or anyone else.
Yours truly,

Exhibit B
FORM OF OPINION OF COMPANY’S UNITED STATES COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)
                                                             , 2006
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated
BANC OF AMERICA SECURITIES LLC
c/o            Merrill Lynch & Co.
                    Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated
                    4 World Financial Center
                    New York, New York 10080
as Representatives of the Several Underwriters
Re: Labopharm inc.
Ladies and Gentlemen:
We have acted as special U.S. counsel for Labopharm inc., a Québec corporation (the “Company”) in connection with the sale to the Underwriters (as defined below) by the Company of 11,000,000 common shares, without par value (the “Common Shares”), of the Company. We are furnishing this opinion letter to you pursuant to Section 5(c) of the Purchase Agreement, dated as of April 27, 2006 (the “Purchase Agreement”), among the Company and the Underwriters listed on Schedule A to the Purchase Agreement, for whom you are acting as Representatives (the “Underwriters”). Capitalized terms that are defined in the Purchase Agreement and not otherwise defined in this opinion letter are used in this opinion letter as they are defined in the Purchase Agreement.
Reference is made to (i) the Company’s registration statement on Form F-10 (File No. 333-133351) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 18, 2006, as amended, in the form which it became effective on April 27, 2006 (the “First Registration Statement”), and (ii) the Company's registration statement on Form F-10 (File No. 333-                 ) filed by the Company with the Commission on April 28, 2006, in the form which it became effective on April 28, 2006 (the “Second Registration Statement”). The U.S. Supplemental Prospectus containing the PREP Information included in the Second Registration Statement is herein called the “U.S. Prospectus.”
We have made such investigation of law as we have deemed appropriate to give the opinions below. We have examined the agreements set forth on Exhibit A (the “Identified Agreements”). We have relied, without independent verification, as to matters of fact material to the opinions set forth below, on certificates of public officials and on representations made in the Purchase Agreement, and certificates and other inquiries of officers of the Company.
For purposes of this opinion letter, we have assumed that the Purchase Agreement has been duly authorized, executed and delivered by the Company under the applicable laws of the Province of Québec,

and that the Company’s performance of its obligations under the Purchase Agreement has been duly authorized by the Company under the applicable laws of the Province of Québec.
Our opinion rendered in paragraph 1 below as to the due execution and delivery of the Purchase Agreement by the Company is limited to the extent to which such matters are governed by New York law.
We note that the Loan Agreement (as defined in Exhibit A) provides that it is to be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding the conflict of laws principles that would cause the application of laws of any other jurisdiction. With your permission and without independent investigation, the opinion rendered in clause (c) of paragraph 2 below is given as though the Loan Agreement were governed by the internal laws of the Commonwealth of Massachusetts. We express no opinion as to whether such assumption is reasonable or correct.
In connection with our opinion in numbered paragraph 3 below, we have relied exclusively on the letter, dated April 25, 2006, from Alan E. Rowland, of Nasdaq to Mr. Warren Whitehead, Chief Financial Officer; of the Company, a copy of which has been made available to your counsel.
Our opinion expressed in paragraph 8 below as to the valid existence and good standing of Labopharm USA, Inc. is based solely on a review of a Certificate of Good Standing and Legal Existence relating to the Company issued by the State of Delaware, dated May 2, 2006 (the “Delaware Certificate”), and such opinion is limited accordingly and is rendered as of the date of the Delaware Certificate.
In rendering the opinion set forth in paragraph 10 below, we have assumed the completeness and accuracy of, and are relying upon, the statements set forth in a certificate of the Secretary of the Company and of Labopharm USA, Inc., without making any independent verification or inquiry with respect to the completeness or accuracy of such statements, other than a review of the copies of the certificate of incorporation and relevant minute books and stock record books of the Company and Labopharm USA, Inc. in our possession, and we are not in a position to verify the accuracy or completeness of these materials. In rendering the opinions set forth in paragraph 10 below, we have assumed that all purchasers of outstanding shares of capital stock of Labopharm USA, Inc. have paid for such shares in full.
The opinions set forth below are limited to Massachusetts law, New York law, the Delaware General Corporation Law and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antifraud laws.
Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:
1.	Assuming the due authorization, execution and delivery of the Purchase Agreement by the Company under the applicable laws of the Province of Québec, the Purchase Agreement has been duly executed and delivered by the Company.

2.	The execution and delivery by the Company of the Purchase Agreement and its issuance and sale of the Common Shares pursuant the Purchase Agreement do not and the performance by the Company of its obligations under the Purchase Agreement will not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with, any New York or federal governmental authority, except such as have been made or obtained under the Securities Act of 1933, as amended (the “Securities Act”), and except as may be required under the securities or Blue Sky laws of any foreign jurisdiction or of any state or other jurisdiction of the United States, as to which we express no opinion, (b) violate any State of New York or federal statute, rule or regulationor (c) result in a breach of, or constitute a default under, any of the Identified Agreements.

3.	The Common Shares to be delivered in accordance with the provisions of the Purchase Agreement have been approved for listing, subject to notice of issuance, on Nasdaq.

4.	The statements in the U.S. Prospectus under the captions “Certain Material Income Tax Considerations – U.S. Federal Income Tax Considerations,” insofar as such statements contain descriptions of federal income tax laws, rules or regulations are correct in all material respects.

5.	The Company is not, and after giving effect to the issuance of the Common Shares and the application of the proceeds as described in the U.S. Prospectus, will not be, an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

6.	Under the laws of the State of New York relating to submission to jurisdiction the Company has, pursuant to Section 11 of the Purchase Agreement, validly submitted to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan, The City of New York, New York, in any proceeding arising out of or related to the Purchase Agreement. However, the preceding sentence notwithstanding, we advise you that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected if such court finds that the (a) the adoption of the clause in the contract was the result of fraud or overreaching, (b) the party opposing the clause will be effectively deprived of its opportunity to participate in the proceeding due to the grave inconvenience or unfairness of the selected forum, (c) the fundamental unfairness of the chosen law may deprive the plaintiff of a remedy, or (d) the clause contravenes a strong public policy of the forum state.

7.	The Company has validly appointed CT Corporation Systems as its authorized agent for the purposes described in the Purchase Agreement.

8.	Labopharm USA, Inc. is validly existing as a corporation in good standing under the laws of the State of Delaware.

9.	Labopharm USA, Inc. has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and the Canadian Prospectus.

10.	All of the issued and outstanding capital stock of Labopharm USA, Inc. has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record by the Company.

11.	The Company meets the general eligibility requirements for use of Form F-10 under the Securities Act.
Except to the extent set forth in paragraph 6 and 7 above, we express no opinion as to the enforceability of the Purchase Agreement.
Our opinions set forth above are subject to and limited by the effect of any applicable bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other similar laws of general application affecting the rights or remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or at law.
Internal Revenue Service Circular 230 Disclosure: Pursuant to Internal Revenue Service Circular 230, you are hereby notified that any discussion set forth herein with respect to United States federal tax issues was not intended or written to be used, and such discussion cannot be used by any taxpayer for the purpose of avoiding any penalties that may be imposed on the taxpayer under the United States Internal Revenue Code. Such discussion was written to support the marketing of the Common Shares. Taxpayers should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

This opinion letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the issuance to the Underwriters of the Common Shares, and neither it nor the opinions it contains may be relied for any other purpose or by anyone else.
Very truly yours,
DRAFT
GOODWIN PROCTER LLP

EXHIBIT A
Identified Agreements
Senior Loan and Security Agreement between Labopharm USA, Inc. and Hercules Technology Growth Capital, Inc. dated June 28, 2005 (the “Loan Agreement”).
Exclusive License Agreement between Labopharm Europe Limited and Purdue Pharma Products L.P. dated August 12, 2005.

B-1

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated
BANC OF AMERICA SECURITIES LLC
c/o            Merrill Lynch & Co.
                    Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated
                    4 World Financial Center
                    New York, New York 10080
as Representatives of the Several Underwriters
Re: Labopharm inc.
Ladies and Gentlemen:
Reference is made to (i) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 11,500,000 common shares, without par value (the “Common Shares”), of Labopharm inc. (the “Company”) pursuant to a registration statement on Form F-10 (No. 333-133351) (the “First Registration Statement”) in the form which it became effective under the Securities Act on April 27, 2006, and (ii) the registration under the Securities Act of 1,500,000 Common Shares of the Company pursuant to a registration statement on Form F-10 (No. 333-       ) on Form F-10 in the form which it became effective on April 28, 2006 (the “Second Registration Statement” and together with the First Registration Statement, the “Registration Statements”). The U.S. Supplemental Prospectus containing the PREP Information included in the Second Registration Statement is herein called the “U.S. Prospectus.” Reference is also made to the preliminary prospectus included in the First Registration Statement immediately prior to 8:30 a.m. (Eastern time) on April 28, 2006, (the “Applicable Time”), as supplemented by the information included on Schedule C to the Purchase Agreement and the documents (if any) listed on Appendix A hereto (collectively, the “Pricing Disclosure Package”). We are furnishing this letter to you pursuant to Section 5(c) of the Purchase Agreement, dated as of April 27, 2006 (the “Purchase Agreement”), among the Company and the Underwriters listed on Schedule A to the Purchase Agreement, for whom you are acting as Representatives. Capitalized terms that are defined in the Purchase Agreement and not otherwise defined in this letter are used in this opinion letter as they are defined in the Purchase Agreement.
As special U.S. counsel to the Company, we reviewed the Registration Statement, the U.S. Prospectus and the Pricing Disclosure Package, and participated in discussions with your representatives, those of counsel for the several Underwriters (the “Underwriters”), and those of the Company and its independent public accountants, at which the contents of the Registration Statement, the U.S. Prospectus and the Pricing Disclosure Package were discussed. Between the Applicable Time and the time of the delivery of this letter, we participated in further discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its accountants, and we reviewed certain certificates of officers of the Company and public officials and letters from the Company’s independent public accountants delivered to you today.
The purpose of our engagement was not to establish or to confirm factual matters set forth in the Registration Statement, the U.S. Prospectus and the Pricing Disclosure Package, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement and U.S. Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the U.S. Prospectus and the Pricing Disclosure Package involve matters of a non-legal nature.

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Subject to the foregoing, we confirm to you that: (i) on the basis of the information that we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (a) either Registration Statement, each as of its respective effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or (c) the U.S. Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) nothing came to our attention in the course of the procedures described in the second sentence of the second paragraph of this letter that caused us to believe that the U.S. Prospectus, as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the U.S. Prospectus, and we do not express any belief as to the financial statements and related notes, financial statement schedules or financial, statistical (but only to the extent such statistical data are derived from financial data) or accounting data contained in the Registration Statement, the Pricing Disclosure Package and the U.S. Prospectus. In the first two sentences of this paragraph, “attention” refers to the actual knowledge of each of the lawyers of our firm who actively participated in the preparation of the Registration Statements, the Pricing Disclosure Package and the U.S. Prospectus, after consultation with such other lawyers of our firm who have rendered legal services to the Company as each of such lawyers considered appropriate; and “believe” refers to the actual, subjective, good faith belief of each of those lawyers.
Based solely upon oral telephonic advice from one or more members of the Commission’s staff, we inform you that each Registration Statement has been declared effective under the Securities Act, and that to the best of our knowledge no stop order suspending the effectiveness of either Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Purchase Agreement.
Further, we confirm to you that each Registration Statement, as of its respective effective date, and the U.S. Prospectus, as of the date of the U.S. Prospectus, appeared to us on their face to respond in all material respects to the requirements of the form on which the registration statement was filed, except that the foregoing statement does not address any requirement relating to financial statements and related notes, financial statement schedules or financial or accounting data contained in the Registration Statement or the U.S. Prospectus. In addition, we confirm to you that each Form F-X, as of its respective date, appeared to us on its face to respond in all material respects to the requirements of the form.
This letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the issuance to you of the Common Shares, and it may not be relied on for any other purpose by you or anyone else.
Very truly yours,

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Appendix A
NONE

Exhibit C
FORM OF OPINION OF COMPANY’S EUROPEAN REGULATORY COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(d)
     As European regulatory counsel to the Company, we are familiar with the European Directive 2001/83/EC and related laws, the laws within each Member State of the European Union and European Economic Area (the “EEA”) granting Marketing Authorization through the Mutual Recognition Procedure and related government regulatory regulations and matters as applied generally to drugs of the nature under development and clinical testing by the Company and have reviewed the Registration Statements, the U.S. Prospectus and the Canadian Prospectus, including the documents incorporated by reference therein, particularly the portions thereof under the captions “Risk Factors — Risks Related to Our Business — We face uncertainties related to clinical trials that could result in delays in regulatory approval,” “Risk Factors — Risks Related to Our Business — If we fail to obtain regulatory approvals for our product candidates under development, we will not be able to commercialize our products,” “Risk Factors — Risks Related to Our Business — Even if we obtain marketing approval, there may be limits on the approval and our products will be subject to ongoing regulatory review and regulatory requirements, and if we fail to comply with these requirements, we could lose marketing approval and sales of any approved commercial products could be suspended,” “Risk Factors — Risks Related to Our Business — If third-party manufacturers of our products fail to devote sufficient time and resources to our concerns, or if their performance is substandard, our product introductions may be delayed, our costs may rise, the commercialization of our products could be delayed or presented, and this may result in higher costs or deprive us of potential product revenues,” “Risk Factors — Risks Relating to Our Industry — Governments outside the United States tend to impose strict price controls, which may adversely affect our revenues, if any,” “Business — Once-Daily Tramadol — Europe,” “Business — Once-Daily Tramadol — Rest of the world,” and “Business – Government Regulation” (other than the portion therein under the caption “United States,” and the portion of the Annual Information Form under the caption [“Business – Government Regulation”] (collectively, the “Regulatory Portion”)
     Based solely on the foregoing and subject to the other qualifications set forth herein, we are of the opinion that the statements in the Regulatory Portion, insofar as they constitute a summary of matters of law or regulatory requirements referred to therein, have been reviewed by us and fairly and accurately present and summarize, in all material respects, the matters referred to therein. To our knowledge, based on the business of the Company as described in the Registration Statements, the U.S. Prospectus and the Canadian Prospectus there is no provision in the laws cited above and the regulations promulgated thereunder that would be material to an investor in the Securities that is not summarized in the Regulatory Portion. In addition, we are not aware of any lawsuit or regulatory proceeding, pending or threatened, brought by or before the European Medicines Agency, the European Commission’s Enterprise Directorate General and the regulatory agencies within each Member State of the EEA granting Marketing Authorization through the Mutual Recognition Procedure or any other regulatory body with jurisdiction over the Company or any of its subsidiaries. Whilst we are not aware of any such lawsuit or regulatory proceeding pending or threatened before the aforementioned agencies, we have not conducted any specific due diligence with respect to this. Further, based on the materials we have examined and our participation in the preparation of the Registration Statements, the U.S. Prospectus and the Canadian Prospectus, nothing has come to our attention which would lead us to believe that the statements made in the Regulatory Portion of the Registration Statements, or any amendments thereto, at the time the Registration Statements or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the statements made in the Regulatory Portion of U.S. Prospectus and the Canadian Prospectus, as of its date or at the Closing Time or any Date of Delivery, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to

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make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Exhibit D
FORM OF OPINION OF COMPANY’S UNITED STATES REGULATORY COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(e)
     As United States regulatory counsel to the Company, we are familiar with the United States Federal Food, Drug, and Cosmetic Act (the “FDC Act”) and the regulations promulgated thereunder and matters as applied generally to drugs of the nature under development and clinical testing by the Company and have reviewed the Registration Statement, the U.S. Prospectus and the Canadian Prospectus, including the documents incorporated by reference therein, particularly the portions thereof under the captions “Risk Factors — Risks Related to Our Business — We depend heavily on the success of our lead product candidate, our once-daily tramadol, and if the new drug application, or NDA, for our once-daily tramadol is not approved on a timely basis or at all, it would have a material adverse effect on our business, financial condition and results of operations,” “Risk Factors — Risks Related to Our Business — If we fail to obtain regulatory approvals for our product candidates under development, we will not be able to commercialize our products,” “Risk Factors — Risks Related to Our Business — Even if we obtain marketing approval, there may be limits on the approval and our products will be subject to ongoing regulatory review and regulatory requirements, and if we fail to comply with these requirements, we could lose marketing approval and sales of any approved commercial products could be suspended,” “Risk Factors — Risks Related to Our Business — If third-party manufacturers of our products fail to devote sufficient time and resources to our concerns, or if their performance is substandard, our product introductions may be delayed, our costs may rise, the commercialization of our products could be delayed or presented, and this may result in higher costs or deprive us of potential product revenues,” “Business — Once-Daily Tramadol — United States,” and “Business – Government Regulation” (other than the portions therein under the captions “European Economic Area” and “Other Countries,” and the portion of the Annual Information Form under the caption [“Business – Government Regulation”] (collectively, the “Regulatory Portion”).
     Based solely on the foregoing and subject to the other qualifications set forth herein, we are of the opinion that the statements in the Regulatory Portion, insofar as they constitute a summary of matters of law or regulatory requirements referred to therein, have been reviewed by us and fairly and accurately present and summarize, in all material respects, the matters of law or regulatory requirements referred to therein. To our knowledge, based on the business of the Company as described in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus there is no provision in the FDC Act and the regulations promulgated thereunder that would be material to an investor in the Securities that is not summarized in the Regulatory Portion. In addition, we are not aware of any lawsuit or regulatory proceeding, pending or threatened, brought by or before the FDA with respect to the Company or its subsidiaries. Further, based on the materials we have examined and our participation in the preparation of the Registration Statement, the U.S. Prospectus and the Canadian Prospectus, nothing has come to our attention which would lead us to believe that the statements made in the Regulatory Portion of the Registration Statement, or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the statements made in the Regulatory Portion of U.S. Prospectus and the Canadian Prospectus, as of its date or at the Closing Time or any Date of Delivery, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Exhibit E
FORM OF OPINION OF COMPANY’S CANADIAN PATENT COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(f)
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated
BANC OF AMERICA SECURITIES LLC
c/o           Merrill Lynch & Co.
                    Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated
                    4 World Financial Center
                     New York, New York 10080
as Representatives of the Several Underwriters
Re: Labopharm inc.
Ladies and Gentlemen:
     We have acted for Labopharm inc., a Québec corporation (the “Company”) in the preparation and filing of the patent applications listed in Schedule “A” and Schedule “B” (together, the “Patent Applications”) relating to a once-daily tramadol product (“Tramadol”). We are instructing foreign counsel in the prosecution of the patent applications listed in Schedule “A”. Responsibility for the patent applications listed in Schedule “B” (the “Transferred Patent Applications”) was transferred to the Company on or around February 2005 and our opinion with respect to the Transferred Patent Applications is restricted to the time period prior to February 2005. We had conducted for the Company limited patent searches relating to Tramadol. We have not acted for the Company in connection with its Contramid drug delivery technology or its polymeric nano-delivery technology and offer no opinion on those technologies or the use of those technologies in relation to Tramadol. This opinion is being furnished pursuant to Section 5(f) of the Purchaser Agreement, dated April 27, 2006 (the “Purchase Agreement”), between Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, as representatives of the several Underwriters named in Schedule A to the Purchase Agreement, in connection with the sale by the Company and purchase of ___Common Shares, without par value, of the Company (the “Shares”) by the several Underwriters. All defined terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.
     The purpose of our engagement was not to establish or to confirm factual matters set forth in the U.S. Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the U.S. Prospectus. Moreover, many of the determinations required to be made in the preparation of the U.S. Prospectus involves matters of a non-legal nature.
     In the paragraph (ii) and (iv) below, “attention” refers to the conscious awareness of each of the lawyers of our firm who actively participated in the preparation of the opinion and who participated in the filing of the Patent Applications or in conducting the limited patent searches referenced above; and “believe” refers to the actual, subjective, good faith belief of each of those lawyers.
     We are qualified to practice law in the Province of Ontario and express no opinions as to the laws of any jurisdictions other than the laws of Canada.

     Subject to the statement above with respect to the Transferred Patent Applications, we are familiar with the efforts of the Company to file and maintain in good standing the Patent Applications. In connection with this opinion, we have reviewed the following documents and performed the following actions:
     1. We have reviewed certain sections of the U.S. Prospectus, namely the statements under the captions “Risk Factors — Claims by other companies that we infringe their intellectual proprietary rights may result in liability for damages or stop our development and commercialization efforts, including with respect to our once-daily tramadol product”, “Risk Factors — We may become involved in lawsuits to protect or enforce our intellectual property rights that would be expensive and time consuming”, and “Risk Factors — If we are unable to protect our intellectual property rights, our competitors may develop and market products with similar features that may reduce demand for our products and inhibit their effective commercialization” and the statements under the heading “Business — Intellectual Property” (collectively, the “Intellectual Property Sections”).
     2. In the course of preparing and filing the Patent Applications, we have reviewed all records, documents, instruments and agreements in our possession relating to the Patent Applications, including the results of the limited patent searches, referenced above. In performing our review of such records, documents, instruments and agreements, we have assumed the genuineness of all signatures on the copies of such records, documents, instruments and agreements submitted to us as certified, conformed or photographic copies.
     3. In the course of preparing and filing the Patent Applications, and conducting the limited patent searches referenced above, we have had discussions with officers and representatives of the Company.
     On the basis of our review and discussions set forth above, but otherwise without independent check or verification, we are of the opinion that:
     (i) As of February 2005 the Company had filed patent applications in the U.S. and abroad relating to Tramadol. Schedule A contains a complete list of the patent applications in relation to Tramadol in respect of which we are instructing foreign counsel in the prosecution. Schedule B contains a list of patent applications which were filed by us but for which the responsibility was transferred to the Company on or around February 2005.
     (ii) US patent application 60/564,606 and the PCT patent applications identified in Schedule B were in good standing at the time that they were transferred to the Company. We have no reason to believe that the patent applications which were filed in non-PCT member countries, and identified in Schedule B, were not in good standing at the time that we transferred them, although we made no enquiries in that regard. With respect to the Transferred Patent Applications, as of the date of transfer, the Company had obtained or was in the course of obtaining assignments of all rights to the inventions claimed in the Patent Applications from the inventors to the Company and the Company’s rights to those inventions are subject to the Co-Ownership Agreement dated December 31, 2002 between the Company, Labopharm Barbados Limited and Labopharm Europe Limited. With respect to Patent Applications that have been assigned to the Company prior to February 2005, we have no reason to believe that such assignments are invalid.
     (iii) We are not aware of any actions, suits, claims or proceedings that have been asserted in a Court against the Company or threatened against the Company alleging infringement of the intellectual property rights of any third party, although we have not made any specific enquiries in this regard.

     (iv) We have no knowledge of the information contained in the Intellectual Property Section relating to the Patent Applications and relating to Tramadol (the “Covered Material”), except insofar as the Covered Material constitutes a summary of matters of Canadian law. On the basis of our review and discussions set forth above, but otherwise without independent check or verification, nothing has come to our attention which leads us to believe that the Covered Material does not fairly present in all material respects the matters disclosed therein or omits to state a material fact or facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereinafter come to our attention or any changes in the law which may hereafter occur. This letter is furnished solely for your information in connection with the offering and sale of the Shares and may not be relied upon by any other person.
Very truly yours,

Exhibit F
FORM OF OPINION OF COMPANY’S U.S. PATENT COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(g)
                     __, 2006
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BANC OF AMERICA SECURITIES LLC
as Representatives of the several Underwriters

c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

As Representatives of the Several Underwriters

Re:	Labopharm, Inc.
Ladies and Gentlemen:
     This letter is being furnished to you pursuant to Section 5(g) of the Purchase Agreement, dated as of April 27, 2006 (the “Purchase Agreement”), among Labopharm, Inc., a Québec corporation (the “Company”), and the several Underwriters listed on Schedule A to the Purchase Agreement (the “Underwriters”), for which you are acting as Representatives. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
     We have acted as special patent counsel for the Company solely with respect to the intellectual property matters described below (“Representation”). In such capacity, we have reviewed U.S. Patent No. 6,607,748 (“the ‘748 patent”), and U.S. patent applications, U.S. Serial Nos. 11/112,008 (“the ‘008 application”), 11/111,996 (“the ‘996 application”), and 10/958,662 (“the ‘662 application”) (collectively, the “Subject Patent Rights”). We have not filed and/or prosecuted in any substantive manner any patent application (including the Subject Patent Rights) on the Company’s behalf. In addition, we have conducted key word searches (as described in more detail below) to try and identify third party U.S. patents that could affect the ability of the Company to commercialize in the U.S. its once daily tramadol product with Contramid. We offer no opinion as to intellectual property matters not expressly addressed in this letter.

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     Whenever our opinions herein are qualified by the phrase “to the best of our knowledge,” such language means that our opinions are based upon the actual knowledge of attorneys presently within our firm who have rendered substantive attention to the transaction to which this letter relates and all knowledge that could have been gained upon the reasonable investigation of our files. Unless specifically set forth herein, we have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or absence of facts that would contradict our opinions and statements set forth herein, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.
     We express no opinion herein as to the laws of any jurisdiction other than the federal patent laws of the United States of America.
     In connection with this opinion, we have reviewed the following documents and performed the following actions:
     1. We have reviewed the statements in the Prospectus under the captions (i) “Risk Factors” specifically (a) “Claims by other companies that we infringe their intellectual property rights may result in liability for damages or stop our development and commercialization efforts, including with respect to our once-daily tramadol product,” (b) “We may become involved in lawsuits to protect or enforce our intellectual property rights that would be expensive and time consuming,” and (c) “If we are unable to protect our intellectual property rights, our competitors may develop and market products with similar features that may reduce demand for our products and inhibit effective commercialization of our products,” and (ii) “Business — Intellectual Property” (collectively, the “Intellectual Property Sections”).
     2. With respect to the Subject Patent Rights, we have reviewed the ‘748 patent, the ‘008 application, the ‘996 application, and the ‘662 application, their prosecution files, and assignment documents relating thereto. In performing our review of such records and documents, we have assumed the genuineness of all signatures on the copies of such records, documents, instruments and agreements submitted to us as certified, conformed or photographic copies.
     3. With respect to our review of third party patents, we have reviewed excerpts from the Company’s Drug Master File for Contramid and the Company’s New Drug Application for its once daily tramadol product with Contramid. In addition, we conducted key word searches of issued claims in a U.S. patent database using search strings approved by intellectual property counsel for the Underwriters. We reviewed the claims and, where we considered appropriate, the specifications, of the issued U.S. patents identified by the searches. We have not reviewed any third party U.S. patent applications or PCT patent applications, and, with one exception, have not reviewed the prosecution files of any of the U.S. patents identified by the searches. We reviewed the prosecution file of one U.S. patent identified by the searches in an attempt to better understand the scope of the issued claims.
     4. We have had discussions with officers and/or representatives of the Company responsible for the development, protection and/or enforcement of intellectual property rights owned by or licensed to the Company in order to review the status of the Company’s patent matters discussed in this letter.
     Based upon the foregoing, we are of the opinion that:

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1.	To the best of our knowledge, the Company has exclusive ownership rights in and to the inventions described in the Subject Patent Rights subject to the rights the Company may have sold or licensed to Labopharm Europe Limited (“Labopharm Europe”) and Labopharm Barbados Limited (“Labopharm Barbados”) pursuant to (i) a Sale Agreement dated December 30, 2002 between the Company, Labopharm Europe and Labopharm Barbados (“Sale Agreement”) and (ii) an IP Rights Co-owners Cooperation Agreement dated December 30, 2002 between the Company, Labopharm Europe and Labopharm Barbados (“Cooperation Agreement”). To the best of our knowledge, all the inventions described in the Subject Patent Rights have been assigned by the named inventors to the Company, which assignments have been recorded, or filed for recordal, at the U.S. Patent and Trademark Office. With respect to the Subject Patent Rights that have been assigned by the named inventors to the Company, we are unaware of any fact that could form a basis for a finding that such assignments are invalid, or that any other entity other than the Company, Labopharm Barbados, and Labopharm Europe pursuant to the Sale Agreement and the Cooperation Agreement has an ownership interest in the Subject Patent Rights.

2.	To the best of our knowledge, the ‘748 patent has been duly maintained and is in full force and effect and has not been adjudged invalid or unenforceable in whole or in part; and the ‘748 patent is not the subject of any interference, reexamination, or reissue proceeding.

3.	To the best of our knowledge, the Company has not received any notice of any threatened or contemplated legal proceeding by third parties challenging the validity or scope of the ‘748 patent.

4.	Based solely on our review of the claims, and where we considered appropriate the specifications, of the issued U.S. patents identified in our searches, our review of the one prosecution file, and our understanding of the Company’s once daily tramadol product with Contramid, to the best of our knowledge, the operation of the business of the Company, as now conducted or proposed to be conducted as it relates to the once daily tramadol product with Contamid should not be found to infringe any third party U.S. patent we identified, except as described in the Prospectus.
     This letter is rendered only to you, as Representatives of the Underwriters, and is solely for the benefit of the Underwriters in connection with the transactions contemplated by the Purchase Agreement. This letter may not be relied upon by the Underwriters for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other person or entity.

Very truly yours,

Goodwin | Procter LLP

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Exhibit G
FORM OF OPINION OF COMPANY’S EUROPEAN PATENT COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(h)

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
BANC OF AMERICA SECURITIES LLC
c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

as Representatives of the Several Underwriters
Re: Labopharm inc.
Ladies and Gentlemen:
     This letter is being furnished to you pursuant to Section 5(h) of the Purchase Agreement, dated as of April 27, 2006 (the “Purchase Agreement”), among Labopharm, inc., a Québec corporation (the “Company”), and the several Underwriters named on Schedule A to the Purchase Agreement (the “Underwriters”), for which you are acting as Representatives. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
     We have acted as special patent counsel for the Company solely with respect to identification and monitoring of third party patents and patent applications within the European IP landscape relating to the commercial development of its once daily tramadol product with Contramid (“Representation”). We offer no opinion as to any other intellectual property matters, including any statements contained in the prospectus forming a part of the registration statement, filed by the Company with the Commission pursuant to the Securities Act on April 18, 2006 and as amended on April 27, 2006 and the prospectus forming a part of the registration statement, filed by the Company with the Commission pursuant to the Securities Act on April 28, 2006.
     Whenever our opinions herein are qualified by the phrase “to the best of our knowledge”, such language means that our opinions are based upon the actual knowledge of attorneys presently within our firm and all knowledge that could have been gained upon the reasonable investigation of our files. We express no opinion as to the laws of any jurisdiction other than those of Germany and the European Patent Convention.
     In connection with this opinion, we have reviewed the following documents and performed the following actions:
     1. We have reviewed the statements in the U.S. Prospectus and Canadian Prospectus under the captions “Risk Factors—Risks Relating to Intellectual Property” (p. 10-11) and “Business—Intellectual Property” (p. 46) (collectively, the “Intellectual Property Sections”).
     2. We have reviewed all records, documents, instruments and agreements in our possession or under our control relating to our Representation of the Company. In performing our review of such records and documents, we have assumed the genuineness and accuracy of records, documents, instruments and agreements submitted to us.

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     3. We have had discussions with officers and representatives of the Company responsible for the development, protection and/or enforcement of Intellectual Property Rights owned by or licensed to or from the Company in order to review the status of the Company’s patent matters.
Based upon the foregoing, we are of the opinion that:
     1. To the best of our knowledge, and only to the extent of the Representation, the operation of the business of the Company, as now conducted or as proposed to be conducted, does not conflict with, infringe, misappropriate or otherwise violate the intellectual property rights of any third party except as disclosed in the U.S. Prospectus and the Canadian Prospectus. To the best of our knowledge, no actions, suits, claims or proceedings have been asserted or threatened against the Company alleging any of the foregoing or seeking to challenge, deny or restrict the operation of the business of the Company. Also to the best of our knowledge, no Court has issued any order, judgment, decree or injunction restricting the operation of the business of the Company.
     2. To the best of our knowledge, the statements and the information contained in the Intellectual Property Sections, to the extent they relate to our Representation, do not contain an untrue statement of a material fact, are accurate in all material respects, fairly represent the matters disclosed therein and do not omit to state a material fact or facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     This letter is rendered only to you, as Representatives of the Underwriters, and is solely for the benefit of the Underwriters in connection with the transactions contemplated by the Purchase Agreement. This letter may not be relied upon by the Underwriters for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other person or entity.
Best regards,

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Exhibit H
FORM OF OPINION OF COMPANY’S BARBADOS COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(i)
Re:  Labopharm (Barbados) Ltd.
We have acted as Legal Counsel for Labopharm (Barbados) Ltd. (“the Company”), a company incorporated under the provisions of the Companies Act Chapter 308, Laws of Barbados and which has been issued with a licence under the International Business Companies Act, Chapter 77, Laws of Barbados and whose registered office is situate at [                    ], in the parish of [                    ] in Barbados, in connection with the public offering by Labopharm inc., the sole shareholder of the Company, of its Common Shares on [                    ], 2006.
A JURISDICTION
This Opinion relates solely to the Laws of Barbados. We are under and assume no obligation to inform any person regarding any future changes to those, or any other laws. Without limiting our assumptions in paragraph D, we have made no investigation of the laws of any jurisdiction other than Barbados. This opinion is given on the basis that the statements made in this opinion are made by us without reference to any laws or judicial decisions or statements of any other jurisdiction.
B DEFINITIONS
In this Opinion:
“Barbados” means the Independent Commonwealth Country of Barbados;
“Companies Act” means the Companies Act, Chapter 308 of the Laws of Barbados or any amendment thereto;
“International Business Companies Act” means the International Business Companies Act, Chapter 77 of the Laws of Barbados or any amendment thereto.
C DOCUMENTS
For the purposes of giving this Opinion, we have examined and relied on the following documents:
1. A copy of the Certificate of Incorporation and Articles of Incorporation of the Company dated 16th day of December, 2002;
2. A copy of the International Business Company Licence issued to the Company valid until 31st December, 2006;
3. By-Laws of the Company;
4. The results of the searches referred to in paragraph E.
D ASSUMPTIONS
For the purposes of giving this Opinion, we have assumed the following matters and have not made any independent investigation of the same:

1. the authenticity of all signatures, seals, dates, duty stamps and markings;
2. the accuracy, authenticity, completeness and conformity to originals, of all documents (including drafts, photocopies and facsimile copies) submitted to us and that no other relevant corporate records have been withheld from us (whether deliberately or inadvertently).
E SEARCHES
We have relied on an inspection of the public records at our Corporate, Land and Supreme Court Registries and have made no other searches or inquiries.
F OPINION
We are of the opinion based on the foregoing that:
1. STATUS
(a) The Company is a limited liability corporation duly incorporated and validly existing under the Laws of Barbados.
(b) Based only on our searches, the Company has not taken any action nor have any other legal steps been taken or legal proceedings been commenced against the Company seeking a reorganization, moratorium, arrangement, adjustment or composition or for the appointment of a receiver, liquidator, assignee or sequestrator (or similar official) in relation to any part of its property, or for the winding up, dissolution or re-organization of the Company or of any or all of the Company’s property.
(c) The Company has an issued share capital of one share which is registered in the name of Labopharm inc. and we are not aware of any trust affecting said share.
2. POWER AND AUTHORITY
The Company has the corporate power and legal authority to own, lease and operate its properties and to conduct its business.
3. LITIGATION
To our knowledge there are no actions, suits or proceedings pending or unsatisfied judgments against the Company before any Court in Barbados.
G BENEFIT
This Opinion is addressed to you for your sole benefit. It is not to be relied upon by any other person or for any other purpose nor is it to be quoted or referred to in any public document or filed with any governmental agency or other person, except as required by applicable law or regulation, without our prior written consent.
It may not be disclosed without our prior written consent, except to:
     (a) your legal counsel;

     (b) persons who in the ordinary course of your business have access to your papers and records on the basis that they will make no further disclosure or where required in connection with any legal proceedings; or
     (c) regulatory authorities to whose jurisdiction you are or may become subject to.
This Opinion is given in respect of the Laws of the Jurisdiction of Barbados which are in force as at the date hereof.
Yours faithfully,

Exhibit I
FORM OF OPINION OF COMPANY’S CYPRIOT COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(j)
RE: LABOPHARM CYPRUS LIMITED (the “Company”)
You have requested our opinion as Cyprus counsel to the Company in connection with the public offering by Labopharm inc. of its Common Shares on ●, 2006, Labopharm inc. being the 100% shareholder of the Company.
In arriving at the opinions expressed below, we have examined and relied on the originals or certified copies or copies otherwise identified to our satisfaction of such documents, instruments and public records and we have investigated such matters of law, as we have deemed relevant or necessary as the basis for such opinions.
We have (without any investigation or independent confirmation) relied upon, and assumed the accuracy of, such certificates, corporate records and other documents with respect to factual matters. In addition, we have assumed the genuineness and authenticity of all signatures, the accuracy, completeness and authenticity of certificates of public officials,
Based on the foregoing, we are of the opinion that:
     1. The Company has been duly incorporated under the laws of Cyprus and is validly existing under the laws of Cyprus.
     2. The Company has all necessary corporate power and authority to carry on its business and to own its property and assets to conduct the business in which it is currently engaged.
     3. All of the issued and outstanding shares of the Company are beneficially owned by and are registered in the name of Labopharm Inc.
     4. To our knowledge, after making due inquiry of the Company, there is no governmental action or proceeding and no litigation pending or threatened against the Company.
     5. The Company has not been and is not subject to any bankruptcy or winding-up procedure.
     6. The Company’s personal property is not subject to any encumbrance or pledges on the assets and there are no judgments, executions, tax judgments, tax assessments, potential or actual claims and litigation against the Company.
We express no opinion other than as to the laws of Cyprus
We are furnishing this opinion to the addressees set forth above, solely for their respective benefit and this opinion is not to be relied upon by any other person or used, circulated, quoted or otherwise referred to for any other purpose without our prior consent.
This opinion is given as of the date hereof and is based upon laws as they exist and are construed as of the date hereof. We assume no obligation to update or supplement this opinion to reflect arty facts or circumstances which may come to our attention after the date hereof, or any changes in laws which may

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have occurred thereafter. This opinion is limited to the matters stated herein and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

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Exhibit J
FORM OF OPINION OF COMPANY’S IRISH COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(j)
You have requested our opinion as Irish counsel to Labopharm Europe Limited (the “Company”) in connection with the proposed public offering by Labopharm inc. of its Common Shares.
In arriving at the opinions expressed below, we have examined and relied on the following documents:
     (a) the searches carried out on our behalf on ●, 2006 in the Irish Companies Registration Office and in the office of the High Court and in the Sheriffs Office of the County of Dublin, copies of which are attached hereto at Appendix A (the “Searches”);
     (b) a copy of the Memorandum and Articles of Association of the Company filed in the Companies Registration Office on 11th September 2002 copies of which are attached hereto at Appendix B (the “Memorandum and Articles”); and
     (c) the Statutory Books of the Company held by us (the “Statutory Books”).
We have (without any investigation or independent confirmation) relied upon, and assumed the authenticity and accuracy of the above documents, the responses to such inquiries and such certificates, corporate records and other documents with respect to factual matters. In addition, we have assumed the genuineness and authenticity of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the authentic original documents of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by parties other than the Company. We have also assumed that the Memorandum and Articles are correct and up to date and that no resolution has been passed to amend same. James Howard Tripp has certified to us on the ●, 2006 that the Memorandum and Articles of Association are current and up to date and have not been revoked or amended in any way and remain in full force and effect as of such date and that no resolution has been passed by Labopharm Inc to revoke, amend or substitute the said Memorandum and Articles of Association.
Based on the foregoing, we are of the opinion that:
     1. The Company has been duly incorporated under the laws of Ireland and is validly existing under the laws of Ireland.
     2. The Company has all necessary corporate power and authority to carry on the following business activities (“Business”):
          (a) to hold any and all forms of intellectual property including patents, trademarks and copyrighted material;
          (b) to carry on all or any of the businesses of manufacturers, producers, importers, exporters, buyers, sellers, (whether by wholesale or retail), distributors and suppliers of and dealers in chemicals of all kinds whether for pharmaceutical, technical, electrical, photographic, scientific or other purposes;

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          (c) to carry on business as chemists, druggists, drysalters, oil and colourmen, brewers’ chemists, spice merchants, soap and cosmetic manufacturers, drug grinders, growers of medicinal herbs, oil pressers and wine and spirit merchants, either by wholesale or retail;
          (d) to manufacture and deal in drugs, extracts, pills, lozenges, compressed tablets, capsules, vegetable, mineral and animal products and all other pharmaceutical and medicinal preparations and articles; and
          (e) to manufacture and deal in all medicines and appliances used in veterinary practice and all proprietary articles of all kinds, medicinal and surgical dressings and appliances, patent medicines, chemical, electrical, scientific and photographic apparatus and materials.
and has the power to own assets and property for the purpose of conducting the Business or any part thereof.
     3. The Company has an issued share capital of one share which is registered in the name of Labopharm Inc and we are not aware of any trust affecting such share.
     4. Based only on the Searches, no order or resolution has been passed for the winding up of the Company or any notice of appointment filed for the appointment of a receiver, examiner or a liquidator to the Company as at the date hereof.
     5. Based only on the Searches, there are no unsatisfied judgements, decrees, rules, orders, registrations relating to real and chattel real estate, or lis pendens against the Company recorded in the Judgments Office of the High Court or any outstanding petitions against the Company recorded in the Central Office of the High Court.
     6. Based only on the Searches, there are no unexecuted warrants outstanding in the Circuit Court Office, or the Revenue Sheriff’s Office against the Company in the County of Dublin.
     7. We are not actually aware (having made no specific inquiries other than the Searches) of any governmental action or proceedings or any litigation pending or threatened against the Company.
We express no opinion other than as to the laws of Ireland. We are furnishing this opinion to the addressees set forth above, solely for their respective benefit and this opinion is not to be relied upon by any other person or used, circulated, quoted or otherwise referred to for any other purpose without our prior consent.
This opinion is given as of the date hereof and is based upon laws as they exist and are construed as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention after the date hereof, or any changes in laws which may have occurred thereafter. This opinion is limited to the matters stated herein and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.
This opinion is confined to and given on the basis of the laws of Ireland as currently applied by the Irish Courts and relevant authorities.

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Exhibit K
●, 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated and
BANC OF AMERICA SECURITIES LLC
as Representatives of the several Underwriters
c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080
Re: Proposed Public Offering by Labopharm inc.
Dear Sirs:
     The undersigned, a shareholder [and an officer and/or director] of Labopharm inc., a corporation incorporated under Part IA of the Companies Act (Québec) (the “Company”), understands that a Purchase Agreement (the “Purchase Agreement”) will be executed by the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Banc of America Securities LLC (“Banc of America”) on behalf of the other Underwriters and the Sub-underwriters named in Schedule A to the Purchase Agreement, providing for the public offering (the “Public Offering”) of 10,000,000 Common Shares, without par value, of the Company (the “Common Shares”), in the United States pursuant to the Company’s registration statement on Form F-10 (File No. 333-●), as amended or supplemented, and in each of the provinces and territories of Canada pursuant to the Company’s preliminary short form prospectus dated ●, 2006, as completed, amended or supplemented.
     In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter and each Sub-underwriter that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of each of Merrill Lynch and Banc of America, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise; provided, however, that nothing herein shall prohibit the undersigned from selling, in connection with the undersigned’s “cashless” exercise of the option to purchase ___Common Shares granted to the undersigned on ___, 2001, Common Shares for an aggregate price that is less than or equal to the aggregate exercise price of the Common Shares being acquired by the undersigned upon exercise of such option.
     Notwithstanding the foregoing, if:

     (1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch and Banc of America each waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch or Banc of America to the Company (in accordance with Section 13 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters and the Sub-underwriter will proceed with the Public Offering in reliance on this Lock-Up Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

Very truly yours,

Signature:

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